UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NOBLE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOBLE CORPORATION
Dorfstrasse 19A
6340 Baar
Zug, Switzerland
INVITATION TO EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
To Be Held On October 29, 2009
To the Shareholders of Noble Corporation:
          The extraordinary general meeting of shareholders of Noble Corporation, a Swiss corporation (the “Company”), will be held on Thursday, October 29, 2009, at 8:30 a.m., local time, at The St. Regis Singapore, 29 Tanglin Road, Singapore 247911, Singapore.
          Agenda Items
(1)	Election of Directors.
Proposal of the Board of Directors
The Board of Directors proposes that Gordon T. Hall be elected as a director for a term that will expire in 2010 and that Jon A. Marshall be elected as a director for a term that will expire in 2011.
(2)	Approval of the amendment and restatement of the Noble Corporation 1991 Stock Option and Restricted Stock Plan effective as of October 29, 2009 (the “Amended and Restated 1991 Plan”).
Proposal of the Board of Directors
The Board of Directors proposes that the shareholders approve the Amended and Restated 1991 Plan which, among other things:
•	increases the number of shares that can be issued under the plan from 41,400,000 shares to 45,100,000 shares (subject to additional limits on certain types of awards described below under “Summary of the Amended and Restated 1991 Plan – Available Shares and Limits”);

•	provides for the resumption of the granting of incentive stock options;

•	adds restricted stock units and cash awards as types of awards available under the plan; and

•	establishes performance criteria and makes other changes designed to provide for the payment of qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

i

          Organizational Matters
          A copy of the proxy materials, including a proxy card, will be sent to each shareholder registered in the Company’s share register as of the close of business, Eastern time, on September 4, 2009. Any additional shareholders who are registered with voting rights in the Company’s share register as of the close of business, Eastern time, on October 12, 2009 or who notify the Company’s Corporate Secretary in writing (mail to Noble Corporation, Attention: Corporate Secretary, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland), of their acquisition of shares by such time will receive a copy of the proxy materials after October 12, 2009. Shareholders who are not registered in the Company’s share register as of the close of business, Eastern time, on October 12, 2009 or who have not notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time will not be entitled to attend, vote or grant proxies to vote at, the extraordinary general meeting. No shareholder will be entered in or removed from the Company’s share register as a shareholder with voting rights between the close of business, Eastern time, on October 12, 2009 and the opening of business, Eastern time, on the day following the extraordinary general meeting. Computershare Trust Company, N.A., as agent, which maintains the Company’s share register, will, however, continue to register transfers of Noble Corporation shares in the share register in its capacity as transfer agent during this period.
          Shareholders who are registered with voting rights in the Company’s share register as of the close of business, Eastern time, on October 12, 2009 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) have the right to attend the extraordinary general meeting and vote their shares, or may grant a proxy to vote on each of the proposals in this invitation and any other matter properly presented at the meeting for consideration to either the Company or the independent representative, Ms. Gemma Tuohey, Deacons, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, Eastern time, on October 27, 2009 either to:
Noble Corporation
c/o The Altman Group
PO Box 268
Lyndhurst, NJ 07071-9902
or, if granting a proxy to the independent representative:
Ms. Gemma Tuohey
c/o Deacons
#33-01/02 Suntec Tower Four
6 Temasek Boulevard
Singapore 038986
Singapore
          Shares of holders who are registered with voting rights in the Company’s register as of the close of business, Eastern time, on October 12, 2009 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. The Company or the independent representative, as applicable, will vote shares of holders with voting rights who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to the Company or the independent representative) in the manner recommended by the Board of Directors.
          If any other matters are properly presented at the extraordinary general meeting for consideration, the Company and the independent representative, as applicable, will vote on these matters in the manner recommended by the Board of Directors.
          Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

          We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association.
          Please note that shareholders attending the extraordinary general meeting in person or by proxy are required to show their proxy card and proper identification on the day of the extraordinary general meeting. In order to determine attendance correctly, any shareholder leaving the extraordinary general meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.
          Proxy Holders of Deposited Shares
          Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the Company or the independent representative are kindly asked to inform the Company of the number and par value of the shares they represent as soon as possible, but no later than October 29, 2009, 7:30 a.m., Singapore time, at the admission desk for the extraordinary general meeting.
          Your vote is important. All shareholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided.

By Order of the Board of Directors

Julie J. Robertson
Secretary
Baar, Switzerland
September 11, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
EXTRAORDINARY GENERAL MEETING TO BE HELD ON OCTOBER 29, 2009.
Our proxy statement is available at
http://www.noblecorp.com/2009EGMproxymaterials.
          The U.S. Securities and Exchange Commission (the “SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders in lieu of a paper copy of the proxy statement and related materials (collectively, the “proxy materials”). Accordingly, on September 14, 2009, we began mailing the Notice to our shareholders and posted our proxy materials on the website referenced in the Notice (http://www.noblecorp.com/2009EGMproxymaterials).
          The Notice will instruct you as to how you may access and review the information in the proxy materials. Alternatively, you may order a paper copy of the proxy materials at no charge by following the instructions provided in the Notice.
          In addition, we intend to mail a paper copy of the proxy materials to any other shareholder who is a shareholder of record on October 12, 2009 but was not a shareholder on September 4, 2009.

NOBLE CORPORATION
Dorfstrasse 19A
6340 Baar
Zug, Switzerland
PROXY STATEMENT
For Extraordinary General Meeting of Shareholders
To Be Held on October 29, 2009
GENERAL
          This proxy statement is furnished to shareholders of Noble Corporation, a Swiss company (“Noble Switzerland”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the extraordinary general meeting of shareholders to be held on Thursday, October 29, 2009, at 8:30 a.m., local time, at The St. Regis Singapore, 29 Tanglin Road, Singapore 247911, Singapore, and for the purposes set forth in the accompanying notice. The approximate date of first mailing of this proxy statement and the accompanying proxy or, in the case of participants in the Noble Drilling Corporation 401(k) Savings Plan, voting instruction card is September 14, 2009.
Background of the Company
          In March 2009, Noble Corporation, a Cayman Islands company (“Noble Cayman”), completed a transaction pursuant to which Noble Cayman, by way of schemes of arrangement under Cayman Islands law, became a wholly owned subsidiary of Noble Switzerland (the “Transaction”). In the Transaction, the shares of Noble Cayman were exchanged for shares of Noble Switzerland. The Transaction effectively changed the place of incorporation of the publicly traded parent of the Noble group of companies from the Cayman Islands to Switzerland.
          References to the “Company,” “we,” “us,” or “our” for periods before March 27, 2009 include Noble Cayman together with its subsidiaries, unless the context indicates otherwise. References to the “Company,” “we,” “us” or “our” for periods from and after March 27, 2009 include Noble Switzerland together with its subsidiaries, unless the context indicates otherwise.
Proxies and Voting Instructions
          A proxy card is being sent with this proxy statement to each holder of shares registered in the Company’s register as of the close of business, Eastern time, on September 4, 2009. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in the Company’s register as of the close of business, Eastern time, on October 12, 2009 (which is effectively the record date for the meeting) or who notifies the Company’s Corporate Secretary in writing of their acquisition of shares by such time. If you are registered as a shareholder in the Company’s register as of the close of business, Eastern time, on October 12, 2009 or you have notified the Company’s Corporate Secretary in writing of your acquisition of shares by such time (and your notice has been properly accepted by the Corporate Secretary), you may grant a proxy to vote on each of the proposals described in this proxy statement and any other matter properly presented at the meeting for consideration to either the Company or the independent representative, Ms. Gemma Tuohey, Deacons, by marking your proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, Eastern time, on October 27, 2009 either to:
Noble Corporation
c/o The Altman Group
PO Box 268
Lyndhurst, NJ 07071-9902

or, if granting a proxy to the independent representative:
Ms. Gemma Tuohey
c/o Deacons
#33-01/02 Suntec Tower Four
6 Temasek Boulevard
Singapore 038986
Singapore
          Please sign, date and mail your proxy card in the envelope provided.
          If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. In particular, if you hold your shares in “street name” through The Depository Trust Company (“DTC”), you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, has been registered with voting rights in the Company’s share register with respect to such shares.
          Although the Company is organized under Swiss law, the Company is subject to the SEC proxy requirements and the applicable corporate governance rules of the New York Stock Exchange, where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the extraordinary general meeting. In particular, the Company has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.
          Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion for proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as “broker non-votes.” The proposal to approve the Amended and Restated 1991 Plan is a non-routine matter under New York Stock Exchange rules.
          If you are a holder with voting rights on October 12, 2009 and have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you were a holder with voting rights on October 12, 2009 and you have timely submitted a properly executed proxy card and have not specifically indicated your votes (irrespective of whether a proxy has been granted to the Company or the independent representative), the Company or the independent representative, as applicable, will vote your shares in the manner recommended by our Board.
          There are no other matters that our Board intends to present, or has received proper notice that others will present, at the extraordinary general meeting. If any other matters are properly presented at the meeting for consideration, the Company and the independent representative, as applicable, will vote any proxies submitted to them on these matters in the manner recommended by our Board.
          You may revoke your proxy at any time prior to its exercise by:
•	giving written notice of the revocation to our Corporate Secretary, with respect to proxies granted to the Company, or to the independent representative at the address set forth above, with respect to proxies granted to the independent representative, in each case before October 29, 2009;

•	notifying our Corporate Secretary at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the Company, or notifying the independent representative at least two hours before the time the meeting is scheduled to begin, with respect to proxies granted to the independent representative, and appearing at the extraordinary general meeting and voting in person; or

•	properly completing and executing a later-dated proxy and delivering it to our Corporate Secretary or the independent representative, as applicable, at or before the meeting.

          If you attend the extraordinary general meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your bank, broker or other nominee.
          If you were a participant in the Noble Drilling Corporation 401(k) Savings Plan as of the close of business, Eastern time, on September 4, 2009 or October 12, 2009, you should receive a voting instruction card. You can provide instructions to the plan trustee as to how to vote shares held in the plan by completing, signing, dating and mailing the voting instruction card in the postage-paid envelope.
Quorum
          The presence of shareholders, in person or by proxy, holding at least a majority of the total shares entitled to vote at the extraordinary general meeting will constitute a quorum for purposes of all proposals to be considered at the extraordinary general meeting. For all proposals, abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum.
Votes Required
          Each share is entitled to one vote.
          Approval of the proposal to elect the two nominees named in the proxy statement as directors requires the affirmative vote of a plurality of the votes cast on the proposal in person or by proxy. The plurality requirement means that the director nominee with the most votes for a board seat is elected to that board seat. Abstentions and broker non-votes will have no effect on the election of directors.
          In accordance with the rules of the New York Stock Exchange, approval of the proposal to approve the Amended and Restated 1991 Plan requires the affirmative vote of holders of at least a majority of the votes cast on the proposal in person or by proxy, provided that the total votes cast represents at least a majority of the shares entitled to vote on the proposal. In accordance with the rules of the New York Stock Exchange, abstentions will have the same effect as votes against the proposal to approve the Amended and Restated 1991 Plan, and broker non-votes will not affect the outcome of the voting on this proposal, except that broker non-votes could prevent the total votes cast on the proposal from representing a majority of the shares entitled to vote on the proposal.
Record Date
          Only shareholders of record as of the close of business, Eastern time, on October 12, 2009 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the extraordinary general meeting. No shareholder will be entered in or removed from the Company’s share register with voting rights between the close of business, Eastern time, on October 12, 2009 and the opening of business, Eastern time, on the day following the extraordinary general meeting.
PROPOSAL 1
ELECTION OF DIRECTORS
          Our Articles of Association provide for a maximum of nine directors divided into three classes of directors. In accordance with our Corporate Governance Guidelines and Bylaws, the three classes are to be as equal in number as possible, with one class of directors elected each year by the shareholders to serve a three-year term.
          The nominating and corporate governance committee of our Board has approved, and our Board has unanimously nominated, Gordon T. Hall for election as a director to serve a term expiring in 2010 and Jon A. Marshall for election as a director to serve a term expiring in 2011. As a result, the total number of directors will increase to nine in accordance with our Articles of Association.
          The directors nominated for election at the extraordinary general meeting will be elected by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting. All duly submitted and unrevoked proxies will be voted for the nominees nominated by our Board, except where authorization so to vote is withheld.

Recommendation
          Our Board unanimously recommends that shareholders vote FOR the election of its nominees for director.
          Information about the directors nominated for election at the extraordinary general meeting and the current directors is presented below.
NOMINEES FOR DIRECTOR
Class Whose Term Expires In 2010

Gordon T. Hall,
age 50	Mr. Hall serves as Chairman of the Board of Exterran Holdings, Inc., a natural gas compression and production services company. He previously served as Chairman of the Board of Hanover Compressor Company from May 2005 until its merger with Universal Compression Holdings, Inc. to create Exterran in August 2007. Mr. Hall retired as Managing Director from Credit Suisse First Boston, a brokerage services and investment banking firm, where he was employed from 1987 through 2002. While at Credit Suisse First Boston, Mr. Hall served as Senior Oil Field Services Analyst and Co-Head of the Global Energy Group. Mr. Hall has not held a principal employment since leaving his position with Credit Suisse First Boston. Mr. Hall was a director of Hydril Company, an oil and gas service company specializing in pressure control equipment and premium connections for tubing and casing, until its merger with Tenaris S.A. in May 2007 and was a director of Grant Prideco, Inc., a drill technology and manufacturing company, until its acquisition by National Oilwell Varco, Inc. in April 2008. Mr. Hall also serves as a director of several non-profit organizations.
Class Whose Term Expires In 2011

Jon A. Marshall,
age 57	Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 to May 2008, and immediately prior to that served as Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when GlobalSantaFe merged with Transocean. Transocean is an offshore drilling contractor. Mr. Marshall has not held a principal employment since leaving his position with Transocean. Mr. Marshall also serves as a director of two non-profit organizations.

CURRENT DIRECTORS
Class Whose Term Expires In 2010

Michael A. Cawley,
age 62, director since 1985	Mr. Cawley has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc., a not-for-profit corporation (the “Noble Foundation”), since February 1992, after serving as Executive Vice President of the Noble Foundation since January 1991. Mr. Cawley has served as a trustee of the Noble Foundation since 1988. The Noble Foundation is a not-for-profit corporation, and it is engaged in agricultural research, education, demonstration and consultation; plant biology and applied biotechnology; and assistance through granting to selected nonprofit organizations. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law; and Mr. Cawley currently serves as Of Counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation. Mr. Cawley is also a director of Noble Energy, Inc.

Jack E. Little,
age 70, director since 2000	Mr. Little served as President and Chief Executive Officer of Shell Oil Company, and a member of the Board of Directors and Chairman and Chief Executive Officer of Shell Exploration & Production Company for more than five years until his retirement in June 1999. Shell Oil Company and its subsidiaries, with extensive operations in the United States, explore, develop, produce, purchase, transport and market crude oil and natural gas; they also purchase, manufacture, transport and market oil and chemical products and provide technical and business services.
Class Whose Term Expires In 2011

Lawrence J. Chazen,
age 68, director since 1994	Mr. Chazen has served since 1977 as Chief Executive Officer of Lawrence J. Chazen, Inc., a California registered investment adviser engaged in providing financial advisory services.

Mary P. Ricciardello,
age 53, director since 2003	Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Reliant principally provides electricity and energy services to retail and wholesale customers. Ms. Ricciardello’s current principal occupation is as a certified public accountant, and she has not held a principal employment since leaving her positions with Reliant Energy, Inc. and Reliant Resources, Inc. in August 2002. Ms. Ricciardello is also a director of U.S. Concrete, Inc. and Devon Energy Corporation.
Class Whose Term Expires In 2012

Julie H. Edwards,
age 50, director since 2006	Ms. Edwards served as Senior Vice President of Corporate Development of Southern Union Company from November 2006 to January 2007, and immediately prior to that served as its Senior Vice President and Chief Financial Officer from July 2005 to November 2006. Southern Union is primarily engaged in the transportation and distribution of natural gas. Prior to joining Southern Union, Ms. Edwards served as Executive Vice President – Finance and Administration and Chief Financial Officer for Frontier Oil Corporation in Houston since 2000. She joined Frontier Oil in 1991 as Vice President – Secretary and Treasurer after serving as Vice President of

Corporate Finance for Smith Barney, Harris, Upham & Co., Inc., New York and Houston, from 1988 to 1991, after joining the company as an associate in 1985. Ms. Edwards has not held a principal employment since leaving her position with Southern Union. Ms. Edwards is also a director of the NATCO Group, Inc., ONEOK, Inc. and ONEOK Partners GP, L.L.C.

Marc E. Leland,
age 71, director since 1994	Mr. Leland has served since 1984 as President of Marc E. Leland & Associates, Inc., a company engaged in the business of providing financial advisory services.

David W. Williams,
age 52, director since 2008	Mr. Williams has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 2, 2008. Mr. Williams served as Senior Vice President – Business Development of Noble Drilling Services Inc., an indirect, wholly-owned subsidiary of the Company, from September 2006 to January 2007, as Senior Vice President – Operations of Noble Drilling Services Inc. from January to April 2007, and as Senior Vice President and Chief Operating Officer of the Company from April 2007 to January 2, 2008. Prior to September 2006, Mr. Williams served for more than five years as Executive Vice President of Diamond Offshore Drilling, Inc., an offshore oil and gas drilling contractor.
          None of the corporations or other organizations in which our non-management directors carried on their respective principal occupations and employments during the past five years is a parent, subsidiary or other affiliate of the Company.
ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS
Board Independence
          Our Board has determined that (a) each of Mr. Chazen, Ms. Ricciardello, Ms. Edwards, Mr. Leland, Mr. Cawley, Mr. Little, Mr. Marshall and Mr. Hall qualifies as an “independent” director under the New York Stock Exchange (“NYSE”) corporate governance rules and (b) each of Mr. Chazen, Ms. Ricciardello and Ms. Edwards, constituting all the members of the audit committee, qualifies as “independent” under Rule 10A-3 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also determined that Luke Corbett, a director who resigned from our Board in May 2009, qualified as an “independent” director under the NYSE corporate governance rules and Rule 10A-3 of the Exchange Act. Independent non-management directors comprise in full the membership of each committee described below under “Board Committees and Meetings.”
          In order for a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s corporate governance guidelines provide that a director will not be independent if, within the preceding three years,
•	the director was employed by the Company;

•	an immediate family member of the director was an executive officer of the Company;

•	the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•	the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

•	the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•	the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.
          The following will not be considered by our Board to be a material relationship that would impair a director’s independence. If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company
•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.
          For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of our website at www.noblecorp.com.
          In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Cawley currently serves as lead director.
Board Committees and Meetings
          The Company has standing audit, compensation and nominating and corporate governance committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any shareholders who request them.
          The current members of the committees, number of meetings held by each committee during 2008, and a description of the functions performed by each committee are set forth below:
     Audit Committee (11 meetings). The current members of the audit committee are Mary P. Ricciardello, Chair, Lawrence J. Chazen, and Julie H. Edwards. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish an annual report for inclusion in this proxy statement, and to assist our Board with oversight of the following: integrity of the Company’s financial statements; compliance by the Company with standards of business ethics and legal and regulatory requirements; qualifications and independence of the Company’s independent auditors (including both our independent registered public accounting firm and our Swiss statutory auditors); and performance of the Company’s independent auditors and internal auditors. Our Board has determined that Ms. Ricciardello is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations. The audit committee’s report relating to 2008 begins on page 44 of this proxy statement.
     Compensation Committee (12 meetings). The current members of the compensation committee are Marc E. Leland, Chair, Michael A. Cawley and Jack E. Little. The primary responsibilities of the compensation committee are to discharge our Board’s responsibilities relating to compensation of directors and executive officers, to assist our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans, and to prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in the Company’s proxy statement for its annual general meeting of shareholders.

     Nominating and Corporate Governance Committee (5 meetings). The current members of the nominating and corporate governance committee are Michael A. Cawley, Chair, Julie H. Edwards and Marc E. Leland. The primary responsibilities of the nominating and corporate governance committee are to assist our Board in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to our Board; to monitor, develop and recommend to our Board a set of principles, policies and practices relating to corporate governance; and to oversee the process by which our Board, our Chief Executive Officer and executive management are evaluated.
     The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; and mature judgment. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively, and they should be committed to serving on our Board for an extended period of time. The nominating and corporate governance committee endeavors to have a Board representing diverse experience in policy-making positions in areas that are relevant to the Company’s lines of business and areas of operations worldwide.
     The nominating and corporate governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the Company; a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, shareholders of the Company. The nominating and corporate governance committee’s process for evaluating candidates includes investigation of the person’s specific experiences and skills, time availability in light of commitments, potential conflicts of interest, and independence from management and the Company. Candidates recommended by a shareholder are evaluated in the same manner as are other candidates. We did not receive any recommendations from shareholders of the Company for director nominees for the extraordinary general meeting.
          Under the Company’s policy on director attendance at annual general meetings of shareholders, all directors are expected to attend each annual general meeting, and any director who should become unable to attend the annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. In 2008, all directors attended the annual meeting of shareholders. At the date of this proxy statement, we know of no director who will not attend the extraordinary general meeting.
          In 2008, our Board held 9 meetings. In 2008, each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings of committees of our Board on which such director served (during the periods that such director served).
Shareholder Communications with Directors
          Our Board has approved the following process for shareholders and other security holders of the Company and interested parties to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director, or the non-management directors of our Board as a group, the shareholder, other security holder or interested party can:
•	mail Noble Corporation, Attention: Corporate Secretary, at Dorfstrasse 19A, 6340 Baar, Zug, Switzerland;

•	e-mail nobleboard@noblecorp.com; or

•	telephone the NobleLine (toll-free and anonymous, available 24 hours a day, seven days a week) at +1 877-285-4162.
          All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s general counsel. Complaints or concerns relating to the Company’s accounting, internal accounting controls, or auditing matters are referred to the audit committee of our Board. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. A summary of the incoming contact and the manager’s response is reported to our Board. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board, or group of directors, are promptly relayed to such persons.
Director Education
          We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our Articles of Association and By-laws; guidelines for assignments regarding standing committees of our Board; the charter for each of our Board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; our code of business conduct and ethics; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors, and American Society of Corporate Secretaries; a statement of the Company paradigms that govern how we conduct our business; and our safety policy and quality policy and objectives.
POLICIES AND PROCEDURES RELATING TO
TRANSACTIONS WITH RELATED PERSONS
          Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics and our administrative policy manual, the procedures described below for director and officer questionnaires, and the other procedures described below.
          Our code of business conduct and ethics provides that conflicts of interest are prohibited as a matter of Company policy. Under such code of business conduct and ethics, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists should bring the matter to the attention of a supervisor, manager or other appropriate personnel. Our Board and its senior management review all reported relationships and transactions in which the Company and any director, officer or family member of a director or officer are participants to determine whether an actual or potential conflict of interest exists. Our Board may approve or ratify any such relationship or transaction if our Board determines that such relationship or transaction is in our best interests (or not inconsistent with our best interests) and the best interests of our shareholders. A conflict of interest exists when an individual’s personal interest is adverse to or otherwise in conflict with the interests of the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when
•	an employee, officer or director or a member of his or her family receives improper personal benefits because of such employee’s, officer’s or director’s position in the Company;

•	a loan by the Company to, or a guarantee by the Company of an obligation of, an employee or his or her family member is made;

•	an employee works for or has any direct or indirect business connection with any of our competitors, customers or suppliers; or

•	Company assets and properties are used for personal gain or Company business opportunities are usurped for personal gain.

In addition, our administrative policy manual, which applies to all our employees, defines some additional examples of what the Company considers to be a conflict of interest, including when

•	subject to certain limited exceptions, an employee or consultant or any member of his or her immediate family has an interest in any business entity that deals with the Company where there is an opportunity for preferential treatment to be given or received;

•	an employee or consultant serves as an officer, a director, or in any management capacity of another business entity directly or indirectly related to the contract drilling or energy services industries without specific authority from our Board;

•	an employee or consultant or any member of his or her immediate family buys, sells or leases any kind of property, facilities or equipment from or to the Company or any of its subsidiaries or to any business entity or individual who is or is seeking to become a contractor, supplier or customer, without specific authority from our Board; or

•	subject to certain limited exceptions, an employee or consultant or any member of his or her immediate family accepts gifts, payments, extravagant entertainment, services or loans in any form from anyone soliciting business, or who may already have established business relations, with the Company.
          Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our general meeting of shareholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report.
          In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          As of September 9, 2009, we had 259,614,896 shares outstanding, excluding shares held in treasury. The following table sets forth, as of September 9, 2009, (1) the beneficial ownership of shares by each of our directors, each nominee for director, each “named executive officer” listed in the Summary Compensation Table appearing in this proxy statement, and all our directors and named executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares.

	Shares
	Beneficially Owned (1)
	Number of		Percent of
Name	Shares		Class (2)
Directors
Michael A. Cawley	1,865,905	(3)(4)	—
Lawrence J. Chazen	48,482	(3)	—
Julie H. Edwards	48,339	(3)	—
Marc E. Leland	137,078	(3)	—
Jack E. Little	133,030	(3)	—
Mary P. Ricciardello	67,147	(3)	—
David W. Williams	720,574	(3)	—
Nominees for Director
Gordon T. Hall	—	(3)	—
Jon A. Marshall	—	(3)	—
Named Executive Officers (excluding any Director listed above) and Group
Julie J. Robertson	1,067,916	(3)	—
Thomas L. Mitchell	339,540	(3)	—
William A. Sears	70,229	(3)	—
William E. Turcotte	57,073	(3)	—
Robert D. Campbell	59,413	(3)	—
All directors and named executive officers as a group (12 persons)	4,614,726	(5)	1.78%

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	26,761,327	(6)	10.23%

Barclays Global Investors, NA 400 Howard Street San Francisco, California 94105	15,703,795	(7)	6.00%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed.

(2)	The percent of class shown is less than one percent unless otherwise indicated.

(3)	Includes shares not outstanding but subject to options exercisable at September 9, 2009 or within 60 days thereafter, as follows: Mr. Cawley – 70,000 shares; Mr. Chazen – 18,000 shares; Ms. Edwards – 20,000 shares; Mr. Leland – 70,000 shares; Mr. Little – 83,000 shares; Ms. Ricciardello – 28,000 shares; Mr. Williams – 135,448 shares; Mr. Hall – 0 shares; Mr. Marshall – 0 shares; Ms. Robertson – 448,241 shares; Mr. Mitchell – 71,632 shares; Mr. Sears – 70,000 shares; Mr. Turcotte – 0 shares; and Mr. Campbell – 20,302 shares.

(4)	Includes 1,749,278 shares beneficially owned by the Noble Foundation. Mr. Cawley, as President and Chief Executive Officer and a trustee of the Noble Foundation, may be deemed to beneficially own, and have voting and investment power over, the 1,749,278 shares held by the Noble Foundation. As one of the members of the board of trustees of the Noble Foundation, Mr. Cawley does not represent sufficient voting power on the Noble

Foundation’s board of trustees to determine voting or investment decisions over the 1,749,278 shares. Mr. Cawley disclaims any pecuniary interest in the shares held by the Noble Foundation.

(5)	Includes 1,124,623 shares not outstanding but subject to options exercisable at September 9, 2009 or within 60 days thereafter and 1,749,278 shares beneficially owned by the Noble Foundation. See footnotes (3) and (4) above.

(6)	Based on a Schedule 13G (Amendment No. 13) filed by FMR LLC with the SEC on February 17, 2009. The filing is made jointly with Edward C. Johnson 3d and Fidelity Management & Research Company. FMR LLC reports sole investment power over all such shares and sole voting power over 1,956,755 shares.

(7)	Based on a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA (“Barclays”), Barclays Global Fund Advisors (“BG Fund”), Barclays Global Investors, LTD (“BGI LTD”), Barclays Global Investors Japan Limited (“BGI Japan”), Barclays Global Investors Canada Limited (“BGI Canada”), Barclays Global Investors Australia Limited (“BGI Australia”), and Barclays Global Investors (Deutschland) AG (“BGI Germany”). Barclays reports sole voting power over 8,079,982 shares and sole dispositive power over 10,058,572 shares; BG Fund reports sole voting power over 3,799,680 shares and sole dispositive power over 3,816,203 shares; BGI LTD reports sole voting power over 1,350,463 shares and sole dispositive power over 1,560,140 shares; BGI Japan reports sole voting and dispositive power over 807,610 shares; BGI Canada reports sole voting and dispositive power over 258,546 shares; and BGI Australia reports sole voting and dispositive power over 15,108 shares. BGI Germany reported no beneficial ownership. The address for BG Fund is 400 Howard Street, San Francisco, California 94105; the address for BGI LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England; the address for BGI Japan is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-8402, Japan; the address for BGI Canada is Brookfield Place 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1; the address for BGI Australia is Level 43, Grosvenor Place, 225 George Street, Sydney, Australia NSW 1220; and the address for BGI Germany is Apianstrasse 6, D-85774 Unterfohring, Germany.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Board Process and Independent Review of Compensation Program
          The compensation committee of our Board is responsible for determining the compensation of our directors and executive officers and for establishing, implementing and monitoring adherence to our executive compensation philosophy. The compensation committee provides guidance to our Board in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans. The compensation committee operates independently of management and receives compensation advice and data from outside advisors.
          In addition, the compensation committee may delegate its authority to an officer of the Company subject to restrictions on participants in compensation plans determining their own benefits. In addition, the compensation committee may form one or more subcommittees and delegate its authority to any such subcommittee, as it deems appropriate.
          The compensation committee charter authorizes the committee to retain and terminate, as the committee deems necessary, independent advisors to provide advice and evaluation of the compensation of directors or executive officers, or other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee is further authorized to approve the fees and retention terms of any independent advisor that it retains. In 2008, Hewitt Associates LLC served as independent compensation consultant to the compensation committee through September. On October 6, 2008, the committee engaged Pearl Meyer & Partners, an independent consulting firm, to serve as the committee’s compensation consultant.
          The compensation consultant reports to and acts at the direction of the compensation committee and is independent of management. The compensation consultant provides comparative market data regarding executive and director compensation for comparative purposes to assist in establishing reference points for the principal components of compensation. The compensation consultant also provides information regarding compensation trends in the general marketplace, compensation practices of other drilling and oilfield services companies, and regulatory and compliance developments. The compensation consultant is instructed to validate certain data that our Administration Department submits to our compensation committee regarding various aspects of compensation for our employees, executive officers and directors. The compensation consultant regularly participates in the meetings of the compensation committee and meets privately with the committee at the committee’s request.
          In determining compensation for our Chief Executive Officer, the compensation committee evaluates and assesses his performance related to leadership, financial and operating results, board relations, and other considerations. The compensation committee incorporates these considerations, as well as compensation market information, into its adjustment decisions. The compensation consultant provides market information and perspectives on market-based adjustments, which are included in the committee’s decision making process.
          In determining compensation for executive officers (other than our Chief Executive Officer), our Chief Executive Officer works with the compensation consultant and our Executive Vice President to review compensation market information and prior compensation decisions and to recommend compensation adjustments to the compensation committee at its last meeting of each year (October) and first meeting of each year (late January or early February). Our Chief Executive Officer and Executive Vice President may attend compensation committee meetings at the request of the committee, except when the compensation of such individuals is being discussed. The compensation committee reviews, and recommends to our Board for approval, all compensation for the named executive officers.
     Compensation Philosophy
          The Company believes that its executive compensation program reflects the Company’s philosophy that executive compensation should be structured so as to closely align each executive’s interests with the interests of our shareholders. The program is designed to emphasize equity-based incentive and performance-based pay and, in order to promote an atmosphere of teamwork, fairness and motivation, these concepts extend beyond the named executive officers to other key employees throughout the Company. The primary objectives of the Company’s total compensation package are to motivate our executives to assist the Company in achieving certain operating and financial performance goals that enhance shareholder value, to reward outstanding performance in achieving these goals and to establish and maintain a competitive executive compensation program that enables the Company to attract, retain and motivate high caliber executives who will contribute to the long-term success of the Company. When used in this Compensation Discussion and Analysis section, the term “named executive officers” means those persons listed in the Summary Compensation Table.
          Consistent with this philosophy, we seek to provide a total compensation package for the named executive officers that is competitive with those of the companies in the direct peer and broad energy peer benchmarking groups described below and yet is structured so that it results in having a substantial portion of total compensation subject to company, individual and share price performance. In designing these compensation packages, the compensation committee annually reviews each compensation component and compares its use and level to various internal and external performance standards and market reference points.
     Executive Compensation Program Design
          In order to accomplish the objectives of our compensation program, we include in the compensation of our executive officers a substantial amount of equity-based incentives and performance-based pay. However, we do not base the percentage of total compensation attributable to equity-based incentives or performance-based pay for each named executive officer on any specific target. Equity-based incentives and performance-based pay constituted a substantial portion of the compensation package of our currently employed named executive officers during the year ended December 31, 2008, as shown by the percentages in the following table, which are calculated based on the information set forth in the Summary Compensation Table.

	David W.		Julie J.	Thomas L.		William E.
Compensation Component	Williams		Robertson	Mitchell		Turcotte
Equity-based incentives or performance-based pay (1)	73	%(3)	64%	78	%(3)	8	%(4)
Not equity-based incentives or performance-based pay (2)	27%		36%	22%		92%

Total Compensation	100%		100%	100%		100%

(1)	The percentages represent the sum of the dollar amounts in the Stock Awards, Option Awards, and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table, divided by the amount set forth in the Total column.

(2)	The percentages represent the sum of the dollar amounts in the Salary, Bonus, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns of the Summary Compensation Table, divided by the amount set forth in the Total column.

(3)	The percentages reflect grants of nonqualified stock options and awards of restricted shares (“Restricted Shares”) made in 2006 at the time the named executive officer joined the Company. Effective September 20, 2006, Mr. Williams received an award of 100,000 time-vested Restricted Shares and a grant of 100,000 nonqualified stock options. Effective November 6, 2006, Mr. Mitchell received an award of 80,000 time-vested Restricted Shares and a grant of 80,000 nonqualified stock options. Each of these awards and grants has a three-year vesting period and, pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), the grant date fair value of each such award and grant is recognized on a straight line basis as an expense to the Company over the service period (which generally represents the vesting period). The dollar amounts in the Stock Awards and Option Awards columns of the Summary Compensation Table include the amounts recognized in 2007 by the Company pursuant to SFAS No. 123R for these awards and grants. These equity-based awards and grants reflect the results of direct negotiations with each of Mr. Williams and Mr. Mitchell, and their respective backgrounds and experience.

(4)	Mr. Turcotte joined the Company in December 2008. Effective December 16, 2008, Mr. Turcotte received an award of 30,000 time-vested Restricted Shares. This award has a three-year vesting period and, pursuant to SFAS No. 123R, the grant date fair value of such award is recognized on a straight line basis as an expense to the Company over the service period.

          We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer groups and internal equity within the Company. We generally do not take into account gains on prior compensation from the Company, such as gains from previously awarded stock options, in setting other elements of compensation, such as base pay, short-term incentive award payments, long-term incentive awards or retirement and other benefits. For newly-hired executive officers, we take into account their prior base salary and performance and incentive based pay, as well as the contribution expected to be made by the new executive officer and the responsibilities and duties of the executive officer with us.
     Compensation Program Peer Groups
          We compete for talent with employers across many different sectors around the world, but our primary competitive market generally includes other companies in the energy industry, such as offshore drilling companies, oilfield service companies, other energy companies and oil and gas companies. In making compensation decisions for our named executive officers, each element of their total direct compensation is compared against published compensation data and data provided by the compensation consultant. For 2008, the peer groups of companies approved by our compensation committee and used as external benchmarks for comparing each component of executive compensation were as follows:

	Direct Peer Group			Broad Energy Peer Group
•	Rationale: Provides market data on companies that are very similar to us in terms of business activities, operations and revenue size		•	Rationale: Provides market data on companies that are similar to us in terms of competition for executive talent, energy industry knowledge, operations and revenue size

•	Companies included are:		•	Companies included are:

	—	Diamond Offshore Drilling, Inc.		—	Baker Hughes Inc.

	—	ENSCO International, Inc.		—	BJ Services Company

	—	Helmerich & Payne, Inc.		—	Cabot Oil & Gas Corporation

	—	Nabors Industries Ltd.		—	Cameron International Corporation

	—	Pride International, Inc.		—	Chicago Bridge & Iron Company

	—	Rowan Companies, Inc.		—	Cimarex Energy Company

	—	Transocean Ltd.		—	El Paso Corporation

				—	Equitable Resources, Inc.

				—	FMC Technologies Inc.

				—	Forest Oil Corporation

				—	Noble Energy, Inc.

				—	Pioneer Natural Resources Company

				—	Plains Exploration & Production Company

				—	Schlumberger Ltd.

				—	Southwestern Energy Company

				—	St. Mary Land & Exploration Company
          We also partially measure achievement of performance goals required for vesting of our performance-based Restricted Shares against the Dow Jones U.S. Oil Equipment & Services Index (the “DJ Index”). For more details, see “How Amounts for Compensation Components are Determined—2008 Long-Term Incentives.”
          Data from peer groups play an important role in the process used by the compensation committee to determine the design, components and award levels in our executive pay programs. The compensation committee endeavors to conduct a review of the compensation program, including treatment of each named executive officer, on an annual basis to ensure that our compensation program works as designed and intended and in light of current market conditions. This review by the compensation committee also facilitates discussion among the members of the compensation committee regarding all our compensation and benefit programs.

     Compensation Program Overview
          Following is an overview of the principal components of our compensation program:

Compensation
Program Component	Structure/Rationale			Objectives
Salary	•	Salary for the named executive officers is reviewed and set annually based on market practices observed within the Direct Peer and Broad Energy Peer Groups.		•	We generally target salary levels between the 50th and 75th percentile of the Direct Peer and Broad Energy Peer Groups with high performing named executive officers approximating the 75th percentile.

	•	Salary levels and adjustments to salary take into account our executives’ responsibilities, individual performance and internal equity within the Company.

	•	This component of pay is generally used to attract and retain executives.

Short-term incentives awarded under the Noble Corporation Short Term Incentive Plan (“STIP”)	•	Given the emphasis we place on performance-based compensation, annual incentive targets are set above the 50th percentile of the Broad Energy Peer Group.		•	Bonus targets are set annually to correspond generally with the market 75th percentile of the Direct Peer and Broad Energy Peer Groups.

	•	This structure allows for a total cash compensation opportunity (base salary, plus short-term incentive awards) at or above the Broad Energy Peer Group 50th percentile commensurate with performance.		•	The Company targets the total cash compensation opportunity for each named executive officer to be between the 50th and 75th percentile of the Direct Peer and Broad Energy Peer Groups, if the performance of the named executive officer warrants.

	•	This program encourages and rewards achievement of annual financial and operational performance and individual goals and objectives.		•	The compensation committee believes that the named executive officers’ bonuses under the STIP for 2008 are consistent with our objectives.

Long-term incentives awarded under the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended (the “1991 Plan”)	•	Awards are provided to executive officers on the basis of market compensation data as well as the executive officers’ responsibility and ability to influence the management and performance of the Company.		•	Given the design as described further below, award levels are set to correspond generally with the Direct Peer and Broad Energy Peer Groups’ 75th percentile level.

	•	Grants and awards of long-term incentives ensure a longer term focus and facilitate share ownership for named executive officers.		•	The compensation committee believes that the named executive officers’ awards under the 1991 Plan for 2008 are consistent with our objectives.

	•	Our long-term incentives consist of:

		–	Performance-vested restricted share awards designed to reward relative total shareholder return versus industry peers,

		–	Time-vested restricted share awards that facilitate retention of the named executive officer and a focus on longer term share price appreciation, and

		–	Stock option grants that are designed to reward absolute share price appreciation.

	•	The compensation committee has the ability to grant additional stock options and time-vested Restricted Shares based on specific situations including new hire, retention and motivation needs.

Compensation
Program Component	Structure/Rationale		Objectives
Retirement and Other Benefits	•	Our retirement programs provide retirement income benefits to participants. These retirement programs and certain other benefits are discussed in further detail under the caption “Retirement and Other Benefits.”	•	The compensation committee believes that these retirement programs and other benefits assist in maintaining a competitive position in attracting and retaining officers and other employees.

Change of Control Employment Agreements	•	We enter into these agreements with our named executive officers and certain other key employees in an effort to attract and retain executive talent and to ensure their actions align with the interests of the Company and its shareholders in the event of a change of control. These agreements are discussed in further detail under the caption “Potential Payments on Termination or Change of Control — Change of Control Employment Agreements.”	•	The compensation committee believes that these agreements assist in maintaining a competitive position in attracting and retaining officers and other key employees and aligning their interests with the interests of the Company and its shareholders in the event of a change of control.
          When targeting a percentile of the Direct Peer Group, the compensation committee benchmarks compensation by (i) ranking our named executive officers in relation to total compensation paid and comparing the named executive officers to individuals in like positions in companies included in the Direct Peer Group and (ii) comparing compensation of the named executive officers to the compensation of individuals in like positions in the companies included in the Direct Peer Group, where sufficient data for such a comparison were available. When targeting a percentile of the Broad Energy Peer Group, the compensation committee benchmarks compensation of the named executive officers to the compensation of individuals in like positions in the companies included in the Broad Energy Peer Group.
     How Amounts for Compensation Components are Determined
          2008 Base Salary. Base salary levels of the named executive officers were determined based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the named executive officer’s experience, leadership, prior achievement of specified business objectives and prior contribution to the Company’s success, the Company’s overall annual budget for merit increases and the named executive officer’s individual performance in the prior year. The compensation committee conducts an annual review of the base salaries of named executive officers by taking into account these factors.
          Base salary was increased for Mr. Williams, Ms. Robertson and Mr. Mitchell in February 2008 in connection with the compensation committee’s annual review of base salaries. As in 2007, the compensation committee continued to focus on the heightened competition for executives in the energy market in 2008.
          For the named executive officers serving the Company at December 31, 2008, base salary at that date ranged (i) from 73 percent to 88 percent of the 75th percentile of the like positions in the Broad Energy Peer Group and (ii) from 66 percent to 94 percent of the 75th percentile of the applicable ranks in the Direct Peer Group.
          Effective February 1, 2009, the Board approved 2009 base salaries for our named executive officers as follows: Mr. Williams — $805,000; Ms. Robertson — $477,000; Mr. Mitchell — $446,000; and Mr. Turcotte — $315,000.
          The compensation committee does not necessarily target base salary at any particular percentage of total compensation. Instead, base salary increases for each individual are generally determined by considering the factors set forth above. Base salary levels of named executive officers vary from one another primarily due to the benchmarking of compensation for each named executive officer based on a comparison to individuals in like positions in the Broad Energy Peer Group and the Direct Peer Group and individuals in comparably-ranked positions in the Direct Peer Group.
          2008 Short-Term Incentives and Other Bonus Awards. The STIP gives participants, including the named executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. To be eligible to receive a STIP award for the 2008 plan year, the participant must have been actively employed on December 31, 2008 and must have continued to be employed through the date on which the STIP award payments were made. The 2008 STIP does not require a minimum period of service to be eligible for consideration of an award.
          Plan award sizes were developed considering market data and internal equity. For each of the named executive officers serving the Company at December 31, 2008, the combination of base salary plus target award exceeded the market 50th percentile of the Direct Peer and Broad Energy Peer Groups.
          The purpose of the STIP is to tie compensation directly to specific business goals and management objectives and individual performance. The Company believes that the performance goals for the 2008 plan year, which were based on safety results, earnings per share, and cash operating margin, were appropriately chosen to focus our named executive officers on performance designed to lead to increased shareholder value.
          The target awards for our named executive officers set forth in the plan range from 55 percent of base salary to 100 percent of base salary, with the latter target award generally set for our Chief Executive Officer. The resulting total STIP awards for the 2008 plan year, which include both the Performance Bonus and Discretionary Bonus described below, could have ranged from zero to 150 percent of base salary for the named executive officer with the highest target award and from zero to 110 percent of base salary for the named executive officer with the lowest target award.
          For each participant, a portion of the total STIP award is based on the achievement of performance goals (“Performance Bonus”) and the remaining portion of the STIP award is available at the discretion of the compensation committee based on merit, individual and team performance and additional selected criteria (“Discretionary Bonus”). The compensation committee sets the performance goals for the Performance Bonus annually.
          Performance Bonus. The Performance Bonus portion of the STIP award is calculated by multiplying one-half of the total target STIP award by a multiplier, which is calculated by measuring actual performance against the performance goals. Corporate personnel, including the named executive officers, have different performance goals from division personnel, but the total applicable multiplier for corporate personnel (as explained below) takes into account division level performance. The performance goals for 2008 for corporate personnel were weighted with respect to three criteria: safety results (25 percent), earnings per share (35 percent) and cash operating margin (40 percent), defined as contract drilling revenues less contract drilling costs, including reimbursables.
          For the 2008 plan year, a combined weighted percentage of goal achievement for corporate employees is calculated by weighting the achievement of the corporate goals described above. The applicable multiplier used to calculate the Performance Bonus is then determined within a range of zero for an achievement of a combined weighted percentage of goal achievement of less than 65 percent and 2.0 for an achievement of a combined weighted percentage of goal achievement of more than 160 percent. The Performance Bonus portion of the STIP award is then determined by taking the applicable multiplier, ranging from zero to 2.0, and multiplying it by one-half of the individual’s total target STIP award.
          For the 2008 plan year, the combined weighted percentage of goal achievement for corporate personnel was calculated by first determining a combined weighted percentage of corporate goal achievement as follows:
(0.25 [safety results] x 1.25 [adjustment factor for performance relative to industry average]) +
(0.35 [earnings per share] x 1.00 [adjustment factor for performance relative to budget]) +
(0.40 [cash operating margin] x (1.00 [adjustment factor for performance relative to budget] + 0.50 [an additional adjustment factor relative to direct peer group performance])
equals
a combined weighted adjustment factor of 1.26 or a combined weighted percentage of corporate goal achievement of 126 percent.

          The compensation committee measures safety results by comparing our total recordable incident rate (TRIR) against the International Association of Drilling Contractors (IADC) average. For 2008, our TRIR of 0.70 was approximately 35% better than the IADC average of 1.07, resulting in an adjustment factor of 1.25 for this performance metric. For any given plan year, the 12-month measurement period for safety results begins on October 1 of the previous year and ends on September 30 of the plan year due to the availability of IADC data.
          The compensation committee measures earnings per share (EPS) and cash operating margin (COM) (defined as contract drilling revenues less contract drilling costs, including reimbursables) performance relative to our annual budget. For 2008, our actual EPS of $5.85 was approximately 102% of the budgeted EPS target of $5.719. For 2008, our actual COM of approximately $2.31 billion was approximately 102% of the budgeted COM target of approximately $2.27 billion Actual EPS and COM were within the range of 96-105% of the budgeted amounts for 2008, resulting in an adjustment factor of 1.00 for each of these performance metrics. Under the STIP, an additional adjustment factor of 0.50 was included for cash operating margin performance in recognition of the Company’s positive performance relative to its peer group.
          The combined weighted adjustment factor of 1.26, or 126 percent, relates solely to performance relative to corporate level goals. The total applicable multiplier for corporate personnel, including the named executive officers, also takes into account division level performance. For 2008, the weighted adjustment factor at the division level was 1.39, or 139 percent. Together, the corporate level performance and the division level performance resulted in a combined adjustment factor of 1.33, or 133 percent, for 2008. Under the STIP, this combined weighted percentage of goal achievement of 133 percent corresponds to an applicable multiplier of 1.50, which resulted in the named executive officers’ being awarded a Performance Bonus equal to 1.50 times their target Performance Bonus. The Performance Bonuses for the 2008 plan year paid to the named executive officers who were eligible to receive a STIP award are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
          Discretionary Bonus. The Discretionary Bonus portion of the STIP award is available at the discretion of the compensation committee and can range from zero to 2.0 times one-half of the individual’s total target STIP award.
          Our current Chief Executive Officer recommended, and the compensation committee approved, Discretionary Bonuses for the 2008 plan year for the named executive officers (other than our Chief Executive Officer) who were eligible to participate in the STIP for the 2008 plan year. The Discretionary Bonus for our current Chief Executive Officer was determined by the compensation committee. The Discretionary Bonuses for the 2008 plan year paid to the named executive officers are included in the Bonus column of the Summary Compensation Table.
          2008 Long-Term Incentives. We think it is important to reward executive officers and key employees with equity compensation, in keeping with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders. We believe long-term incentives promote sustained shareholder value by encouraging named executive officers to accomplish goals that benefit the Company on both a short-term and long-term basis. We do not target long-term incentive opportunities to be a particular percentage of total compensation. Under the 1991 Plan, the compensation committee granted stock options and awarded performance-vested Restricted Shares and time-vested Restricted Shares in 2008 to individuals (including our named executive officers) who demonstrated superior performance in their current position, as well as the likelihood of high-level performance in the future.
          In 2008, awards of long-term incentives to named executive officers were made so that approximately 20 percent, 40 percent and 40 percent of the total value of all long-term incentives were made in the form of nonqualified stock options, time-vested Restricted Shares and performance-vested Restricted Shares, respectively.
          Stock Options. Each award of nonqualified stock options to our named executive officers in 2008 vests one-third per year over three years commencing one year from the grant date. All options granted have an exercise price equal to the fair market value (average of the high and low sales price) of our shares on the date of grant. Each option expires 10 years after the date of its grant.
          Time-Vested Restricted Shares. Each award of time-vested Restricted Shares to our named executive officers in 2008 vests one-third per year over three years commencing one year from the award date. Prior to vesting, time-vested Restricted Shares may not be sold, transferred or pledged. Holders of time-vested Restricted

Share awards are entitled to receive dividends and distributions on the Restricted Shares they hold at the same rate and in the same manner as the holders of unrestricted shares.
          Performance-Vested Restricted Shares. Performance-vested Restricted Shares vest based on the achievement of specified corporate performance criteria over a three-year performance cycle. The number of performance-vested Restricted Shares awarded to a participant equals the number of shares that would vest if the maximum level of performance for a given performance cycle is achieved. The number of such shares that vests is determined after the end of the applicable performance period. Any performance-vested Restricted Shares that do not vest are forfeited. Prior to vesting, Restricted Shares may not be sold, transferred or pledged. Holders of Restricted Shares are entitled to receive dividends and distributions on the Restricted Shares they hold at the same rate and in the same manner as unrestricted shares.
          In setting the target number of performance-vested Restricted Shares, the compensation committee takes into consideration market data, the award’s impact on total compensation, the performance of the executive during the last completed year, and the potential for further contributions by the executive in the future.
          The compensation committee selected the target award levels in the tables below, which significantly influence total compensation, because it believes that if the Company performs at or above the 75th percentile relative to the companies in the DJ Index and the Direct Peer Group, then our compensation levels should be commensurate with this performance. If the Company performs below this level, our compensation levels should be lower than the 75th percentile. The maximum number of performance-vested Restricted Shares that can be awarded is 150% of the target award level; therefore, target level performance at the 75th percentile equates to approximately two-thirds of the maximum number of performance-vested Restricted Shares awarded.
          The terms of the performance-vested Restricted Shares awarded by the compensation committee in February 2008 for the 2008-2010 performance cycle provide that (a) one-half of the total number of Restricted Shares awarded will vest based on a performance measure of cumulative total shareholder return (TSR) for our shares relative to the companies in the DJ Index and (b) the remaining one-half of the total number of Restricted Shares awarded will vest based on TSR for our shares relative to the companies in the Direct Peer Group.
          To determine the number of performance-vested Restricted Shares awarded for the 2008-2010 performance cycle that will vest,
•	first, the percentile ranking of the TSR for our shares is computed relative to the companies in the DJ Index at the end of the performance cycle;

•	second, the DJ Index percentile ranking is cross-referenced in the table below to determine the percentage of performance-vested Restricted Shares allotted to the DJ Index performance measure that will vest for the 2008-2010 performance cycle;
DJ Index Performance Table

		Percentage of Performance-Vested
TSR for Shares		Maximum Restricted
Relative to the DJ Index		Shares Vesting (1)
90 %tile and greater	(maximum)	100.0%
85 %tile		88.7%
80 %tile		78.0%
75 %tile	(target)	66.7%
70 %tile		62.0%
65 %tile		57.3%
60 %tile		52.7%
55 %tile		47.3%
50 %tile		42.7%
45 %tile		38.0%
40 %tile	(threshold)	33.3%
Below 40 %tile		0%

(1)	Values between those listed are interpolated on a straight line basis. Because the vesting of only one-half of the performance-vested Restricted Shares are keyed to the DJ Index, each percentage represents a percentage of one-half of the total number of Restricted Shares awarded for the maximum level of performance for the 2008-2010 performance cycle.
•	third, the percentile ranking of the TSR for our shares is computed relative to the companies in the Direct Peer Group at the end of the performance cycle;

•	fourth, the Direct Peer Group percentile ranking is cross-referenced in the table below to determine the percentage of the performance-vested Restricted Shares allotted to the Direct Peer Group performance measure that will vest for the 2008-2010 performance cycle; and
Direct Peer Group Performance Table

		Percentage of Performance-Vested
TSR for Shares		Maximum Restricted
Relative to the Direct Peer Group		Shares Vesting (1)
100 %tile	(maximum)	100%
87.5 %tile		94.4%
75 %tile	(target)	67.7%
62.5 %tile		54.7%
50 %tile		42.7%
37.5 %tile	(threshold)	28.0%
Below 35 %tile		0%

(1)	Values between those listed are interpolated on a straight line basis. Because the vesting of only one-half of the performance-vested Restricted Shares are keyed to the DJ Index, each percentage represents a percentage of one-half of the total number of Restricted Shares awarded for the maximum level of performance for the 2008-2010 performance cycle.
•	finally, the total number of performance-vested Restricted Shares awarded that will vest at the end of the performance cycle is equal to the sum of (i) the number of shares calculated by evaluating performance relative to the DJ Index (in the second bullet point above) and (ii) the number of shares calculated by evaluating performance relative to the Direct Peer Group (in the fourth bullet point above). If less than five of the original companies comprise the Direct Peer Group at the end of the performance cycle, the total number of Restricted Shares awarded that will vest is calculated by only using the first and second bullet points above (using the DJ Index only).
          The performance-vested Restricted Shares awarded by the compensation committee in April 2005 for the 2005-2007 performance cycle vested effective February 7, 2008. Performance-vested Restricted Shares for the 2005-2007 performance cycle vested based solely on the performance measure of TSR for our shares relative to the companies in the DJ Index. At the end of the performance period, the percentile ranking of the TSR for our shares relative to the companies in the DJ Index was in the 64th percentile, which corresponded to the vesting of 56.5 percent of the outstanding performance-vested Restricted Shares awarded for the 2005-2007 performance cycle. The total number of performance-vested Restricted Shares that vested for those named executive officers who received an award for the 2005-2007 performance cycle were as follows: Ms. Robertson — 15,586 shares and Mr. Campbell — 8,809 shares.
          Our Chief Executive Officer recommends the total value of the long-term incentive awards to the compensation committee for all positions other than his own. The total value of the awards is developed considering our objectives for this component of total compensation relative to the pay of the companies in the Direct Peer and Broad Energy Peer Groups and is set to correspond with the Direct Peer and Broad Energy Peer Group’s 75th percentile. The compensation committee determines the total award value of the long-term incentive awards for our Chief Executive Officer.
          In applying the methodology above, the compensation committee has the discretion to adjust option grants and Restricted Share awards based on considerations of internal equity and individual performance during the prior year.

          In 2008, the Black-Scholes option pricing model was used at the time of the grant of nonqualified stock options to named executive officers to calculate the number of options whose value approximated 20 percent of the total value of the long-term incentive awards assigned to a named executive officer. For time-vested Restricted Shares awards awarded in 2008, the market price of our shares at the time of award was used to calculate the number of time-vested Restricted Shares whose value approximated 40 percent of the total value of the long-term incentive awards assigned to a named executive officer. For performance-vested Restricted Shares awards awarded in 2008, the market price of our shares at the time of award, the difficulty in achieving the performance targets and the accounting valuation of the award were used to calculate the number of performance-vested Restricted Shares whose value approximated 40 percent of the total value of the long-term incentive awards assigned to a named executive officer.
   In connection with our recent transaction that resulted in Noble Corporation, a Swiss company, becoming the parent entity of the Noble group of companies, all stock options and Restricted Shares previously awarded by the Cayman Islands company were automatically converted into an equivalent number of stock options and Restricted Shares in the Swiss company.
     Compensation Paid to Interim Chief Executive Officer
          William A. Sears served as Chairman of the Board, Chief Executive Officer and President of the Company on an interim basis from September 20, 2007 to January 2, 2008. During his term as an officer of the Company, Mr. Sears received an annual base salary at the rate of $850,000. Mr. Sears’ base salary was set to correspond with the Direct Peer and Broad Energy Peer Group’s 75th percentile because of his background and considerable industry experience. During his term of office, Mr. Sears did not participate in any of our retirement programs or other employee benefit programs.
          In connection with the appointment of Mr. Sears to his offices with the Company, our Board set his 2007 STIP target award level at 100 percent, which was the same target award level as our prior Chief Executive Officer. When the 2007 STIP award payments were made on February 27, 2008, Mr. Sears was no longer an employee and therefore was not eligible under the terms of the 2007 STIP to receive a bonus payment thereunder. Our Board awarded a discretionary bonus to Mr. Sears of $407,767, which represents the amount that Mr. Sears would have been awarded under the 2007 STIP had he continued to be employed through February 27, 2008. The discretionary bonus was awarded to Mr. Sears in recognition of his service to the Company as interim Chairman of the Board, Chief Executive Officer and President and his contributions during such term of office towards the identification of his successor.
          In connection with Mr. Sears’ appointment, the compensation committee on October 25, 2007 authorized and approved an award under the 1991 Plan of 23,081 time-vested Restricted Shares, a portion of which (6,060 shares) was awarded in recognition of shares that he would have otherwise received on the same date under the Second Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors (the “1992 Plan”) had he been a non-employee director on October 25, 2007. In determining the 17,021 time-vested Restricted Shares (23,081 total time-vested Restricted Shares less 6,060 time vested Restricted Shares) awarded to Mr. Sears, the compensation committee consulted with the compensation consultant, which provided market information for interim officers with backgrounds and experience comparable to that of Mr. Sears. The 23,081 time-vested Restricted Shares were later forfeited in accordance with the terms of the award upon the resignation of Mr. Sears as an officer of the Company on January 2, 2008. On February 8, 2008, our Board awarded 6,060 unrestricted Shares to Mr. Sears under the 1992 Plan in recognition of the 6,060 shares that would have been awarded to Mr. Sears on October 25, 2007 had he chosen not to serve the Company as interim Chairman of the Board, Chief Executive Officer and President and continued to serve as a non-employee director. Also on February 8, 2008, upon the recommendation of the compensation committee, our Board authorized and approved a payment to Mr. Sears of $85,480. The compensation committee determined to recommend this payment in recognition of Mr. Sears’ service as interim Chairman of the Board, Chief Executive Officer and President of the Company from September 20, 2007 to January 2, 2008 (“Mr. Sears’ period of service”) and the forfeiture of 17,021 time-vested Restricted Shares. The $85,480 amount represented the dollar value of the 17,021 time-vested Restricted Shares awarded on October 25, 2007 (and forfeited on January 2, 2008) prorated over Mr. Sears’ period of service. Mr. Sears subsequently requested that the Company reconsider the compensation committee’s recommendation of payment of $85,480 and that our Board authorize and approve a payment that represented the current market value of 17,201 shares. The compensation committee determined not to recommend an additional payment.

     Retirement and Other Benefits
          We offer retirement programs that are intended to supplement the personal savings and social security for covered officers and other employees. The programs include the Noble Drilling Corporation 401(k) Savings Plan, the Noble Drilling Corporation 401(k) Savings Restoration Plan, the Noble Drilling Corporation Salaried Employees’ Retirement Plan, the Noble Drilling Corporation Retirement Restoration Plan, and the Noble Drilling Corporation Profit Sharing Plan. The Company believes that these retirement programs assist the Company in maintaining a competitive position in attracting and retaining officers and other employees.
          401(k) Savings Plan and 401(k) Savings Restoration Plan. We adopted the Noble Drilling Corporation 401(k) Savings Plan to enable U.S. employees, including the named executive officers, to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) plan allows eligible employees to elect to contribute from one percent to 50 percent of their basic compensation, which is generally the employee’s base pay, to the plan. Employee contributions are matched in cash or shares by us at the rate of $0.70 per $1.00 employee contribution for the first six percent of the employee’s basic compensation. After the employee has completed five years of continuous service as determined under the 401(k) plan, employee contributions are matched in cash or shares by us at the rate of $1.00 per $1.00 employee contribution for the first six percent of the employee’s basic compensation. Vesting in an employee’s employer matching contribution account is based on the employee’s years of service with the Company and its affiliates. The amount credited to an employee’s employer matching contribution account becomes fully vested upon completion of three years of service by the employee. However, regardless of the number of years of service, an employee is fully vested in his employer matching contribution account if the employee retires at age 65 or later or the employee’s employment is terminated due to death or disability.
          The Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan are unfunded, nonqualified employee benefit plans under which certain highly compensated employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Corporation 401(k) Savings Plan. These nonqualified plans are discussed in further detail below in this Executive Compensation section following the table captioned “Nonqualified Deferred Compensation.”
          Profit Sharing Plan. The Noble Drilling Corporation Profit Sharing Plan is a qualified defined contribution plan. This plan excludes as participants any employee hired prior to August 1, 2004 or any employee who participates in the Noble Drilling Corporation Salaried Employees’ Retirement Plan (in which participation was discontinued effective July 31, 2004 for persons commencing employment after that date). Each year we may elect to make a discretionary contribution to the plan. Any such contribution would be an amount determined and authorized for the plan year by our Board and the board of directors of Noble Drilling Corporation, a Delaware corporation wholly-owned by direct and indirect subsidiaries of the Company. The total plan contribution, if any, is allocated to each participant in the plan based on such employee’s basic compensation, which is generally the employee’s base pay, in proportion to the total basic compensation of all participants in the plan. For the 2008 plan year, each participant was allocated a contribution equal to three percent of his or her basic compensation. Vesting in an employee’s profit sharing account is based on the employee’s years of service with the Company and its affiliates. The amount credited to an employee’s profit sharing account becomes fully vested upon completion of three years of service by the employee. However, regardless of the number of years of service, an employee is fully vested in his employer matching contribution account if the employee retires at age 65 or later or the employee’s employment is terminated due to death or disability.
          Salaried Employees’ Retirement Plan and Retirement Restoration Plan. Participation in the Noble Drilling Corporation Salaried Employees’ Retirement Plan (and the related unfunded, nonqualified Noble Drilling Corporation Retirement Restoration Plan) remains in effect for all participants hired before July 31, 2004. In general, our U.S. salaried employees, including the named executive officers who are participants, are provided with income for their retirement through the Noble Drilling Corporation Salaried Employees’ Retirement Plan, a qualified defined benefit pension plan, in which benefits are determined by years of service and average monthly compensation. Compensation in excess of the annual compensation limit as defined by the Internal Revenue Service for a given year is considered in the Noble Drilling Corporation Retirement Restoration Plan. Because the benefits under these plans increase with an employee’s period of service, we believe these plans encourage participants to make long-term commitments to the Company. The Noble Drilling Corporation Salaried Employees’ Retirement

Plan and Noble Drilling Corporation Retirement Restoration Plan are discussed in further detail below in this Executive Compensation section following the table captioned “Pension Benefits.”
          Other Benefits. The Company provides named executive officers with perquisites and other personal benefits that the Company and the compensation committee believe are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for the named executive officers for the year ended December 31, 2008 are included in the All Other Compensation column of the Summary Compensation Table.
          The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including its named executive officers, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.
          Separation Arrangements
          In connection with his retirement from the Company, we entered into a separation agreement with Mr. Campbell, under which he received certain benefits that we consider consistent with industry and market practice. These benefits are discussed in further detail under “Separation Agreement and Release.”
          Stock Ownership Guidelines
          We encourage all our executives to align their interests with our shareholders by making a personal investment in our shares. The Company’s minimum ownership guidelines for our executives are set forth below. The named executive officers participate in pay grade levels 33 through 37. We expect that each of our executives will meet these minimum guidelines within five years of when the guidelines first apply to the executive.

Ownership Guidelines
Pay Grade Level	(Multiple of Base Salary)
Pay Grade 37	5.0 times
Pay Grades 34 through 36	4.0 times
Pay Grades 31 through 33	3.5 times
Pay Grades 28 through 30	2.5 times
Pay Grade 27	2.0 times
Pay Grade 26	1.5 times
     Determination of Timing of Equity-Based Awards
          The Company’s practice historically has been to award Restricted Shares and grant options to new executives contemporaneously with their hire date and to current executives at regularly-scheduled quarterly meetings of the compensation committee following the public release of the immediately preceding quarter’s financial results and any other material nonpublic information.
     Change of Control Arrangements
          The named executive officers serving at December 31, 2008 are parties to change of control employment agreements which we have offered to certain senior executives since 1998. These agreements become effective only upon a change of control (within the meaning set forth in the agreement). If a defined change of control occurs and the employment of the named executive officer is terminated either by us within 36 months of the change of control (for reasons other than death, disability or cause) or by the officer (for good reason or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control), which requirements can be referred to as a “double trigger”, the executive officer will receive payments and benefits set forth in the agreement. The terms of the agreements are summarized in this proxy statement under the caption “Potential Payments on Termination or Change of Control — Change of Control Employment Agreements.” We believe a “double trigger” requirement, rather than a “single trigger” requirement (which would be satisfied simply if a change of control occurs), maximizes shareholder value because it prevents an unintended windfall to the named executive officers in the event of a friendly (non-hostile) change of control.

          In connection with the change of the place of incorporation of the parent holding company of the Noble group of companies from the Cayman Islands to Switzerland, we entered into new change of control employment agreements with each of our named executive officers effective March 27, 2009. These amended and restated agreements revise the definition of “change of control” such that a reincorporation transaction does not constitute a “change of control.”
     Impact of Accounting and Tax Treatments of Compensation
          In recent years the compensation committee has increased the proportion of annual long-term incentive compensation to our named executive officers represented in the form of Restricted Shares as compared to nonqualified stock options. This compensation committee action reflects, among other things, the changes in accounting standards modifying the accounting treatment of nonqualified stock options.
          Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the tax deductibility to public companies for compensation in excess of $1 million per person per year, unless such compensation meets certain specific requirements. The compensation committee intends to retain flexibility to design compensation programs, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.
     Relocation Benefits for Employees Relocating to Switzerland
          In connection with the change of the place of incorporation of the parent holding company of the Noble group of companies from the Cayman Islands to Switzerland, certain employees of the Company, including certain named executive officers, relocated to Geneva, Switzerland in the third quarter of 2009. All affected employees are entitled to relocation benefits. The benefits to which the named executive officers are entitled include the following:
•	a relocation package that includes (i) a lump sum relocation allowance equal to one month’s base salary plus $10,000 (up to a maximum of $80,000); (ii) temporary housing in Geneva, Switzerland for up to six months; and (iii) standard outbound services, including “house hunting” trips, tax preparation services, home sales assistance, shipment of personal effects and other relocation costs;

•	a housing allowance of between 16,150 CHF and 19,475 CHF per month, for five years;

•	a car allowance of 1,500 CHF per month, for five years;

•	foreign service premium of 16 percent of base pay, for five years;

•	a resident area allowance of nine percent of base pay, for five years;

•	reimbursement or payment of school fees for eligible dependents to age 19, or through high school equivalency; and

•	an annual home leave allowance equivalent to an advance purchase business class round-trip ticket for the employee, spouse and eligible dependents back to their point of origin.
          The Company will also provide tax equalization for the employees, including the named executive officers, so that their overall tax liability will be equal to their “stay at home” tax liability with respect to their base salary, annual bonus and incentive plan awards. The relocation, housing and car allowances and the reimbursements outlined above will be grossed up to cover Swiss taxes and social security payments. The employees, including the named executive officers, will be fully reimbursed for any obligation they may have to pay Swiss wealth tax.
          Conclusion
          We believe our overall compensation package’s components and levels are appropriate for our industry and provide a direct link to enhancing shareholder value, achieving our business strategy and advancing the core principles of our compensation philosophy and objectives to ensure the long-term success of the Company. We will continue to monitor current trends and issues in our industry and will modify our programs where and when appropriate.

          The following table sets forth the compensation of the person who served as our Chief Executive Officer during 2008, the person who served as our Chief Financial Officer during 2008, and the other executive officers of the Company who we have determined are our named executive officers pursuant to the applicable rules of the SEC (collectively, the “named executive officers”).
Summary Compensation Table

								Change in
								Pension Value
								and Non-
							Non-Equity	Qualified
							Incentive	Deferred
							Plan	Compen-
Name and Principal					Stock	Option	Compen-	sation	All Other
Position	Year	Salary	Bonus (1)		Awards (2)	Awards (2)	sation (1)	Earnings (3)	Compensation		Total
David W. Williams	2008	$765,001	$650,000		$3,047,243	$656,883	$573,750	$124,770	$33,141	(4)	$5,850,788
Chairman, President	2007	$489,583	$375,000		$1,589,245	$394,841	$262,500	—	$24,756		$3,135,925
and Chief Executive Officer, and former Senior Vice President and Chief Operating Officer (4)

Julie J. Robertson	2008	$452,500	$284,062		$1,405,058	$344,987	$255,938	$383,994	$22,749	(5)	$3,149,288
Executive Vice	2007	$422,917	$468,750	(5)	$962,091	$314,976	$223,125	$165,017	$20,471		$2,577,347
President and	2006	$397,083	$297,500		$675,418	$248,218	$262,500	$154,292	$18,896		$2,053,907
Corporate Secretary

Thomas L. Mitchell	2008	$422,916	$260,938		$1,844,606	$434,664	$239,063	—	$29,530	(6)	$3,231,718
Senior Vice	2007	$400,000	$240,000		$1,305,691	$336,446	$210,000	—	$33,094		$2,525,231
President, Chief	2006	$62,885	$100,000	(6)	$143,903	$40,106	—	—	$4,824		$351,718
Financial Officer, Treasurer and Controller (6)

William E. Turcotte	2008	$13,125	$100,000	(7)	$10,463	—	—	—	$1,302	(7)	$124,890
Senior Vice President and General Counsel (7)

Robert D. Campbell	2008	$139,053	—		$247,089	$141,562	—	— (8)	$309,921	(8)	$837,625
Former Senior Vice	2007	$313,750	$128,725		$410,450	$131,238	$121,275	$51,910	$18,137		$1,175,485
President and	2006	$299,167	$155,625		$374,623	$104,421	$144,375	$88,493	$13,238		$1,179,942
General Counsel (8)

William A. Sears	2008	$11,034	—		$163,109	—	—	—	$2,320	(9)	$176,463
Former Chairman of	2007	$234,159	$407,767	(9)	$224,443	—	—	—	$25,312		$891,681
the Board, Chief Executive Officer and President (9)

(1)	Except as otherwise noted, the amounts disclosed in the Bonus column represent Discretionary Bonuses awarded under the applicable STIP. The cash Performance Bonuses awarded under the STIP are disclosed in the Non-Equity Incentive Plan Compensation column.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with SFAS No. 123R, excluding estimates of forfeitures related to service-based vesting conditions. A description of the assumptions made in our valuation of restricted shares and stock option awards is set forth in Note 6 to our audited consolidated financial statements in the 2008 Form 10-K. Effective February 7, 2008, the following performance-vested Restricted Shares for the 2005-2007 performance cycle did not vest and were forfeited based on the performance measures for these awards: Ms. Robertson - 12,014; and Mr. Campbell — 6,791. As a result of Mr. Campbell’s retirement on May 13, 2008, the performance-vested Restricted Shares awarded to him for the 2006-2008, 2007-2009 and 2008-2010 performance cycles were reduced resulting in the forfeiture of 31,837 shares.

(3)	The amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Noble Drilling Corporation Salaried Employees’ Retirement Plan and the Noble Drilling Corporation Retirement Restoration Plan for the year.

(4)	On January 2, 2008, Mr. Williams was appointed as Chairman of the Board, Chief Executive Officer and President of the Company. Compensation amounts for the full year are reflected in this Summary Compensation Table, including the portion of 2007 prior to April 25, 2007, which is the date that Mr. Williams became an executive officer of the Company. For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, premiums paid by the Company for business travel AD&D insurance and life insurance and personal use of the Company aircraft by Mr. Williams’ spouse while accompanying Mr. Williams on a single, domestic, round-trip flight.

(5)	For 2007, the amount in Bonus includes a discretionary cash bonus of $150,000 awarded to Ms. Robertson on October 25, 2007. This bonus was not awarded under the STIP. For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, and premiums paid by the Company for business travel AD&D insurance and life insurance.

(6)	Mr. Mitchell joined the Company as Senior Vice President, Chief Financial Officer, Treasurer and Controller effective November 6, 2006. For 2006, the amount in Bonus consists of a discretionary cash bonus awarded by the compensation committee. This bonus was not awarded under the STIP. For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, premiums paid by the Company for business travel AD&D insurance and life insurance and a Company contribution pursuant to the Noble Drilling Corporation Profit Sharing Plan.

(7)	Mr. Turcotte joined the Company as Senior Vice President and General Counsel on December 16, 2008. The amount in Bonus includes a discretionary bonus of $100,000 awarded to Mr. Turcotte in connection with his hiring. This bonus was not awarded under the STIP. For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, premiums paid by the Company for business travel AD&D insurance and life insurance and a Company contribution pursuant to the Noble Drilling Corporation Profit Sharing Plan.

(8)	Mr. Campbell retired from the Company on May 13, 2008. For 2008, the Change in Pension Value and Non-Qualified Deferred Compensation Earnings was $(345,742). For 2008, the amount in All Other Compensation includes a severance payment of $300,000, Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, and premiums paid by the Company for business travel AD&D insurance and life insurance.

(9)	Mr. Sears served as Chairman of the Board, Chief Executive Officer and President of the Company on an interim basis from September 20, 2007 to January 2, 2008. The compensation amounts for services performed by Mr. Sears as an officer of the Company from September 20, 2007 until his retirement from the Company on May 1, 2008 are reflected in this Summary Compensation Table. For 2007, the amount in Bonus includes a discretionary cash bonus of $407,767 awarded to Mr. Sears on February 8, 2008, which represents the amount that Mr. Sears would have been awarded under the 2007 STIP had he continued to be employed through the date on which the 2007 STIP award payments were made For 2008, the amount in All Other Compensation includes Company contributions to the Noble Drilling Corporation 401(k) Savings Plan and the Noble Drilling Corporation 401(k) Savings Restoration Plan, dividends paid by the Company in 2008 on Restricted Shares, and premiums paid by the Company for business travel AD&D insurance and life insurance.

          The following table sets forth certain information about grants of plan-based awards during the year ended December 31, 2008 to each of the named executive officers.
Grants of Plan — Based Awards

								All
								Other	All Other
								Stock	Option
		Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise
		Under Non-Equity Incentive			Under Equity Incentive			Number	Number of	or Base	Grant Date
		Plan Awards (1)			Plan Awards (2)			of shares	Securities	Price of	Fair Value
				Maxi-				of Stock	Underlying	Option	of Stock
	Grant	Thresh	Target	mum	Thresh	Target	Maxi-	or Units	Options	Awards	and Option
Name	Date	-old ($)	($)	($)	-old (#)	(#)	mum (#)	(#) (3)	(#) (4)	($/Sh) (4)	Awards (5)
David W. Williams	February 7	—	—	—	0	71,054	106,581	—	—	—	$2,585,655
	February 7	—	—	—	—	—	—	47,289	—	—	$2,076,933
	February 7	—	—	—	—	—	—	—	51,426	$43.01	$822,816
	—	$0	$382,500	$765,000	—	—	—	—	—	—	—

Julie J. Robertson	February 7	—	—	—	0	30,001	45,001	—	—	—	$1,091,724
	February 7	—	—	—	—	—	—	19,966	—	—	$876,907
	February 7	—	—	—	—	—	—	—	21,713	$43.01	$347,408
	—	$0	$170,625	$341,250	—	—	—	—	—	—	—

Thomas L. Mitchell	February 7	—	—	—	0	25,264	37,895	—	—	—	$919,333
	February 7	—	—	—	—	—	—	16,814	—	—	$738,471
	February 7	—	—	—	—	—	—	—	18,285	$43.01	$292,560
	—	$0	$159,375	$318,750	—	—	—	—	—	—	—

William E. Turcotte	December 16	—	—	—	—	—	—	30,000	—	—	$763,800

Robert D. Campbell	February 7	—	—	—	0	11,053	16,579	—	—	—	$44,687
	February 7	—	—	—	—	—	—	7,356	—	—	$0
	February 7	—	—	—	—	—	—	—	8,000	$43.01	$0

William A. Sears	—	—	—	—	—	—	—	—	—	—	—

(1)	Represents the dollar value of the applicable range (threshold, target and maximum amounts) of Performance Bonuses awarded under the 2008 STIP. The amounts of the Performance Bonus awards made to the named executive officers under the 2008 STIP are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents performance-vested Restricted Shares awarded during the year ended December 31, 2008 under the 1991 Plan.

(3)	Represents time-vested Restricted Shares awarded during the year ended December 31, 2008 under the 1991 Plan.

(4)	Represents nonqualified stock options granted during the year ended December 31, 2008 under the 1991 Plan. The exercise price for these nonqualified stock options of $43.01 represents the fair market value per share on the date of grant as specified in the 1991 Plan (average of the high and low prices of the shares). This exercise price is less than the closing market price on the date of grant, February 7, 2008, of $43.92.

(5)	Represents the aggregate grant date fair value of the award computed in accordance with SFAS No. 123R.
          For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis — How Amounts for Compensation Components are Determined.”

          The following table sets forth certain information about outstanding equity awards at December 31, 2008 held by the named executive officers.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)						Stock Awards
										Equity		Equity
										Incentive		Incentive Plan
									Market	Plan		Awards:
									Value of	Awards:		Market or
							Number of		Shares or	Number of		Payout Value
	Number of		Number of				Shares or		Units of	Unearned		of Unearned
	Securities		Securities				Units of		Stock	Shares, Units		Shares, Units
	Underlying		Underlying				Stock That		That	or Other		or Other
	Unexercised		Unexercised		Option		Have Not		Have Not	Rights That		Rights That
	Options (#)		Options (#)		Exercise	Option Expiration	Vested (#)		Vested ($)	Have Not		Have Not
Name	Exercisable		Unexercisable		Price ($)	Date	(2)		(3)	Vested (#) (4)		Vested ($) (3)
David W. Williams	—		51,426	(5)	$43.01	February 7, 2018	94,035	(6)	$2,077,233	123,820	(7)	$2,735,184
	9,153		18,307	(8)	$35.79	February 13, 2017	—		—	—		—
	66,666		33,334	(9)	$31.505	September 20, 2016	—		—	—		—

Julie J. Robertson	—		21,713	(10)	$43.010	February 7, 2018	34,878	(11)	$770,455	87,829	(12)	$1,940,143
	7,628		15,256	(13)	$35.79	February 13, 2017	—		—	—		—
	15,834		7,918	(14)	$37.925	February 2, 2016	—		—	—		—
	34,000		—		$26.46	April 27, 2015	—		—	—		—
	17,996		—		$18.78	April 20, 2014	—		—	—		—
	150,000		—		$15.60	July 25, 2012	—		—	—		—
	100,000		—		$15.55	July 26, 2011	—		—	—		—
	100,000		—		$21.205	October 26, 2010	—		—	—		—
	90,000		—		$10.72	October 28, 2009	—		—	—		—

William E. Turcotte	—		—		—	—	30,000	(15)	$662,700	—		—

Thomas L. Mitchell	—		18,285	(16)	$43.010	February 7, 2018	52,423	(17)	$1,158,024	60,802	(18)	$1,343,116
	6,102		12,204	(19)	$35.79	February 13, 2017	—		—	—		—
	53,333		26,667	(20)	$35.495	November 6, 2016	—		—	—		—

Robert D. Campbell	9,916		—		$35.79	May 13, 2013	—		—	12,546	(21)	$277,141
	4,186		—		$37.925	May 13, 2013	—		—	—		—
	6,200		—		$26.46	May 13, 2013	—		—	—		—

William A. Sears	4,000	(22)	—		$41.25	April 28, 2016	—		—	—		—
	4,000	(22)	—		$26.62	April 29, 2015	—		—	—		—
	15,000	(22)	—		$18.93	April 23, 2014	—		—	—		—
	15,000	(22)	—		$16.055	April 25, 2013	—		—	—		—
	15,000	(22)	—		$21.34	April 26, 2012	—		—	—		—
	10,000	(22)	—		$23.845	April 27, 2011	—		—	—		—
	7,000	(22)	—		$18.360	April 28, 2010	—		—	—		—
	7,000	(22)	—		$8.913	April 24, 2009	—		—	—		—

(1)	For each named executive officer (except Mr. Sears), represents nonqualified stock options granted under the 1991 Plan. For Mr. Sears, represents nonqualified stock options granted under the 1992 Plan.

(2)	Except as otherwise noted, the numbers in this column represent time-vested Restricted Shares awarded under the 1991 Plan.

(3)	The market value was computed by multiplying the closing market price of the shares at December 31, 2008 ($22.09) by the number of shares that have not vested.

(4)	The numbers in this column represent performance-vested Restricted Shares and are calculated based on the assumption that the applicable target performance goal is achieved.

(5)	One-third of the options granted became exercisable on February 7, 2009. An additional one-third of the options become exercisable on each of February 7, 2010 and February 7, 2011.

(6)	Of these shares, 15,763 vested on February 7, 2009; 6,706 shares vested on February 13, 2009; 33,334 shares will vest on September 20, 2009; 15,763 shares will vest on February 7, 2010; 6,706 shares will vest on February 13, 2010; and 15,763 shares will vest on February 7, 2011.

(7)	Includes 71,054 and 52,766 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2008-2010 performance cycle and the 2007-2009 performance cycle, respectively.

(8)	One-third of the options granted became exercisable on each of February 13, 2008 and February 13, 2009. An additional one-third of the options become exercisable on February 13, 2010.

(9)	One-third of the options granted became exercisable on each of September 20, 2007 and September 20, 2008. An additional one-third become exercisable on September 20, 2009.

(10)	One-third of the options granted became exercisable on February 7, 2009. An additional one-third of the options become exercisable on each of February 7, 2010 and February 7, 2011.

(11)	Of these shares, 3,736 vested on February 2, 2009; 6,655 vested on February 7, 2009; 5,588 vested on February 13, 2009; 6,655 will vest on February 7, 2010; 5,588 will vest on February 13, 2010; and 6,656 will vest on February 7, 2011.

(12)	Includes 30,001 and 43,972 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2008-2010 performance cycle and the 2007-2009 performance cycle, respectively. Also includes 3,856 performance-vested Restricted Shares for the 2006-2008 performance cycle of which, effective January 30, 2009, 10,291 shares vested and the remaining shares were forfeited.

(13)	One-third of the options granted became exercisable on each of February 13, 2008 and February 13, 2009. An additional one-third of the options become exercisable on February 13, 2010.

(14)	One-third of the options granted became exercisable on each of February 2, 2007, February 2, 2008 and February 2, 2009.

(15)	Of these shares, 10,000 will vest on December 16, 2009; 10,000 will vest on December 16, 2010; and 10,000 will vest on December 16, 2011.

(16)	One-third of the options granted became exercisable on each of February 7, 2009 and February 13, 2009. An additional one-third of the options become exercisable on February 13, 2010.

(17)	Of these shares 5,604 shares vested on February 7, 2009; 4,471 shares vested on February 13, 2009; 26,667 shares will vest on November 6, 2009; 5,605 shares will vest on February 7, 2010; 4,471 shares will vest on February 13, 2010; and 5,605 shares will vest on February 7, 2011.

(18)	Consists of 25,624 and 35,178 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2008-2010 performance cycle and the 2007-2009 performance cycle, respectively.

(19)	One-third of the options granted became exercisable on each of February 13, 2008 and February 13, 2009. An additional one-third of the options become exercisable on February 13, 2010.

(20)	One-third of the options granted became exercisable on each of November 6, 2007 and November 6, 2008. An additional one-third of the options become exercisable on November 6, 2009.

(21)	Includes 1,228 and 8,469 performance-vested Restricted Shares that will vest, if at all, based on the applicable performance measure over the 2008-2010 performance cycle and the 2007-2009 performance cycle, respectively. Also includes 2,849 performance-vested Restricted Shares for the 2006-2008 performance cycle of which, effective January 30, 2009, 2,116 shares vested and the remaining shares were forfeited.

(22)	Exercisable options granted under the 1992 Plan.

          The following table sets forth certain information about the amounts received upon the exercise of options or the vesting of Restricted Shares during the year ended December 31, 2008 for each of the named executive officers on an aggregated basis.
Option Exercises and Stock Vested

	Option Awards (1)		Stock Awards (1)
	Number of Shares		Number of
	Acquired on	Value Realized on	Shares Acquired	Value Realized on
Name	Exercise (#)	Exercise ($)(2)	on Vesting (#)	Vesting ($)(3)
David W. Williams	—	—	40,039	$1,884,874.34	(4)

Julie J. Robertson	130,000	$5,609,397	30,910	$1,480,023.96	(5)

Thomas L. Mitchell	—	—	31,137	$969,992.94	(6)

William E. Turcotte	—	—	—	—

Robert D. Campbell	—	—	15,618	$750,708.85	(7)

William A. Sears	20,000	$537,500	8,002	$456,166.77	(8)

(1)	Represents non-qualified stock option grants and Restricted Share awards under the 1991 Plan for each named executive officer, except for the amounts reported under the Stock Awards column for William A. Sears, which represent shares acquired upon the vesting of restricted shares issued under the 1992 Plan.

(2)	The value is based on the difference in the market price of the shares at the time of exercise and the exercise price of the options.

(3)	The value is based on the closing market price of the shares on the vesting date multiplied by the aggregate number of shares that vested on such date.

(4)	Of these shares, 6,706 shares vested on February 13, 2008, with a value of $322,223 (based on a closing market price per share of $48.05 on that date); and 33,333 shares vested on September 20, 2008, with a value of $1,562,651 (based on a closing market price per share of $46.88 on that date).

(5)	Of these shares, 3,736 shares vested on February 2, 2008, with a value of $169,203 (based on a closing market price per share of $45.29 on that date); 5,388 shares vested on February 13, 2008, with a value of $268,503 (based on a closing market price per share of $48.05 on that date); 15,586 shares vested on February 7, 2008, with a value of $684,537 (based on a closing market price per share of $43.92 on that date); and 6,000 shares vested on April 27, 2008, with a value of $357,780 (based on a closing market price per share of $59.63 on that date).

(6)	Of these shares, 4,470 shares vested on February 13, 2008, with a value of $214,784 (based on a closing market price per share of $48.05 on that date); and 26,667 shares vested on November 6, 2008, with a value of $755,209 (based on a closing market price per share of $28.32 on that date).

(7)	Of these shares, 988 shares vested on February 2, 2008, with a value of $44,747 (based on a closing market price per share of $45.29 on that date); 2,421 shares vested on February 13, 2008, with a value of $116,329 (based on a closing market price per share of $48.05 on that date); 8,809 shares vested on February 7, 2008, with a value of $386,891 (based on a closing market price per share of $43.92 on that date); and 3,400 shares vested on April 27, 2008, with a value of $202,742 (based on a closing market price per share of $59.63 on that date).

(8)	Of these shares, 2,668 shares vested on April 29, 2008, with a value of $150,555 (based on a closing market price per share of $56.43 on that date); 2,667 shares vested on April 28, 2008, with a value of $155,513 (based on a closing market price per share of $58.31 on that date); and 2,667 shares vested on April 30, 2008, with a value of $150,099 (based on a closing market price per share of $56.28 on that date).
          The following table sets forth certain information about retirement payments and benefits under Noble Drilling Corporation defined benefit plans for each of the named executive officers.
Pension Benefits

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service (#)	Benefit ($)	Fiscal Year
Name	Plan Name	(1)	(1)(2)	($)
David W. Williams	Salaried Employees’ Retirement Plan	2.282	$29,790	—
	Retirement Restoration Plan	2.282	$94,980	—

Julie J. Robertson	Salaried Employees’ Retirement Plan	20.000	$297,925	—
	Retirement Restoration Plan	20.000	$933,483	—

Thomas L. Mitchell (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

William E. Turcotte (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

Robert D. Campbell	Salaried Employees’ Retirement Plan	9.366	$109,453	$4,475
	Retirement Restoration Plan	9.366	$138,974	$132,343

William A. Sears (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

(1)	Computed as of December 31, 2008, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements and notes thereto included in the 2008 Form 10-K.

(2)	For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Drilling Corporation Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 9 to our audited consolidated financial statements in the 2008 Form 10-K.

(3)	Not a participant in the Noble Drilling Corporation Salaried Employees’ Retirement Plan or the Noble Drilling Corporation Retirement Restoration Plan during 2008.
          Under the Noble Drilling Corporation Salaried Employees’ Retirement Plan, the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees, but excludes certain categories of salaried employees including any employees hired after July 31, 2004. A participant’s date of hire is the date such participant first performs an hour of service for the Company or its subsidiaries, regardless of any subsequent periods of employment or periods of separation from employment with the Company or its subsidiaries. David W. Williams was employed by a subsidiary of the Company from May to December 1994. Under the plan, Mr. Williams became a participant of the plan effective January 1, 2008, upon completion of a requisite period of employment.

          A participant who is employed by the Company or any of its affiliated companies on or after his or her normal retirement date (the date that the participant attains the age of 65) is eligible for a normal retirement pension upon the earlier of his or her required beginning date or the date of termination of his or her employment for any reason other than death or transfer to the employment of another of the Company’s affiliated companies. Required beginning date is defined in the plan generally to mean the April 1 of the calendar year following the later of the calendar year in which a participant attains the age of 70 1/2 years or the calendar year in which the participant commences a period of severance, which (with certain exceptions) commences with the date a participant ceases to be employed by the Company or any of its affiliated companies for reasons of retirement, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason.
          The normal retirement pension accrued under the plan is in the form of an annuity which provides for a payment of a level monthly retirement income to the participant for life, and in the event the participant dies prior to receiving 120 monthly payments, the same monthly amount will continue to be paid to the participant’s designated beneficiary until the total number of monthly payments equals 120. Participants may elect to receive, in lieu of one of the other optional forms of payment provided in the plan, each such option being the actuarial equivalent of the normal form. These optional forms of payment include a single lump-sum (if the present value of the participant’s vested accrued benefit under the plan does not exceed $10,000), a single life annuity, and several forms of joint and survivor elections.
          The benefit under the plan is equal to:
•	one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus

•	six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the Code, in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).
The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 successive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program, and stock options and stock appreciation rights). Compensation includes salary reduction contributions by the participant under any plan maintained by the Company or any of its affiliated companies. Compensation may not exceed the annual compensation limit as specified by the Internal Revenue Service for the given plan year. Any compensation in excess of this limit is taken into account in computing the benefits payable under the Noble Drilling Corporation Retirement Restoration Plan. The Company has not granted extra years of credited service under the restoration plan to any of the named executive officers.
          Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant on or before January 1, 1986, when he or she has completed 20 years of covered employment). A participant will be eligible to commence early retirement benefits upon the termination of his or her employment with the Company or its subsidiaries prior to the date that the participant attains the age of 65 for any reason other than death or transfer to employment with another of the Company’s subsidiaries. The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences being paid.
          If a participant’s employment terminates for any reason other than retirement, death or transfer to the employment of another of the Company’s subsidiaries and the participant has completed at least five years of service, the participant is eligible for a deferred vested pension. The deferred vested pension for the participant is the monthly retirement income commencing on the first day of the month coinciding with or next following his or her normal retirement date. If the participant has attained the age of 55 and has completed at least five years of service or if the actuarial present value of the participant’s accrued benefit is more than $1,000 but less than $10,000, the participant may elect to receive a monthly retirement income that is computed in the same manner as the monthly retirement income for a participant eligible for an early retirement pension. If the participant dies before benefits are payable under the plan, the surviving spouse or, if the participant is not survived by a spouse, the beneficiary designated by the participant, is eligible to receive a monthly retirement income for life, commencing on the first day of the month next following the date of the participant’s death. The monthly income payable to the surviving spouse or the designated beneficiary shall be the monthly income for life that is the actuarial equivalent of the participant’s accrued benefit under the plan.
          The Noble Drilling Corporation Retirement Restoration Plan is an unfunded, nonqualified plan that provides the benefits under the Noble Drilling Corporation Salaried Employees’ Retirement Plan’s benefit formula that cannot be provided by the Noble Drilling Corporation Salaried Employees’ Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Noble Drilling Corporation Salaried Employees’ Retirement Plan under the Code. A participant’s benefit under the Noble Drilling Corporation Retirement Restoration Plan that was accrued and vested on December 31, 2004, will be paid to such participant (or, in the event of his or her death, to his or her designated beneficiary) at the time benefits commence being paid to or with respect to such participant under the Noble Drilling Corporation Salaried Employees’ Retirement Plan, and will be paid in a single lump sum payment, in installments over a period of up to five years, or in a form of payment provided for under the Noble Drilling Corporation Salaried Employees’ Retirement Plan (such form of distribution to be determined by the committee appointed to administer the plan). A participant’s benefit under the Noble Drilling Corporation Retirement Restoration Plan that accrued or became vested after December 31, 2004, will be paid to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment following such participant’s separation from service with the Company and its subsidiaries. Mr. Williams and Ms. Robertson participate, and Mr. Campbell participated, in the Noble Drilling Corporation Retirement Restoration Plan.
          The following table sets forth for the named executive officers certain information as of December 31, 2008 and for the year then ended about the Noble Drilling Corporation 401(k) Savings Restoration Plan.
Nonqualified Deferred Compensation

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY ($) (1)	Last FY ($) (2)	Last FY ($)	Distributions ($)	Last FYE ($)
David W. Williams	$33,588	$1,479	$(10,060)	$0	$44,095

Julie J. Robertson	$64,837	$11,100	$(538,733)	$0	$1,219,563

Thomas L. Mitchell	$0	$0	$416	$0	$12,399

William E. Turcotte (3)	—	—	—	—	—

Robert D. Campbell	$0	$0	$(72,390)	$(201,853)	$51,432

William A. Sears (3)	—	—	—	—	—

(1)	The Executive Contributions reported in this column are also included in the Salary column of the Summary Compensation Table.

(2)	The Company Contributions reported in this column are also included in the All Other Compensation column of the Summary Compensation Table.

(3)	Not a participant in the Noble Drilling Corporation 401(k) Savings Restoration Plan in 2008.
          The Noble Drilling Corporation 401(k) Savings Restoration Plan (which applies to compensation deferred by a participant that was vested prior to January 1, 2005) and the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan (which applies to employer matching contributions and to compensation that was either deferred by a participant or became vested on or after January 1, 2005) are nonqualified, unfunded employee benefit plans under which certain highly compensated employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Corporation 401(k) Savings Plan and, subject to certain limitations specified in the plan, receive employer matching contributions. Effective April 1, 2007, such employer matching contributions were made in cash. Prior to such date, employer matching contributions were made in shares. The employer matching amount is determined in the same manner as are employer matching contributions under the Noble Drilling Corporation 401(k) Savings Plan.
          Compensation considered for deferral under these nonqualified plans consists of cash remuneration payable by an employer, defined in the plan to mean certain subsidiaries of the Company, to a participant in the plan for personal services rendered to such employer prior to reduction for any pre-tax contributions made by such employer and prior to reduction for any compensation reduction amounts elected by the participant for benefits, but excluding bonuses, allowances, commissions, deferred compensation payments and any other extraordinary remuneration. For each plan year, participants are able to defer up to 19 percent of their basic compensation for the plan year, all or any portion of any bonus otherwise payable by an employer for the plan year, and for plan years commencing prior to January 1, 2009, the applicable 401(k) amount. The applicable 401(k) amount is defined to mean, for a participant for a plan year, an amount equal to the participant’s basic compensation for such plan year, multiplied by the contribution percentage that is in effect for such participant under the Noble Drilling Corporation 401(k) Savings Plan for the plan year, reduced by the lesser of (i) the applicable dollar amount set forth in Section 402(g)(1)(B) of the Code for such year or (ii) the dollar amount of any Noble Drilling Corporation 401(k) Savings Plan contribution limitation for such year imposed by the committee.
          At the discretion of the Company, eligible participants may be credited with amounts of cash or shares in their plan accounts as additional awards under these plans. The plans limit the total number of shares issuable under the plans to 200,000. No options are issuable under the plans, and there is no “exercise price” applicable to shares delivered under the plans.
          A participant’s benefit under these nonqualified plans normally will be distributed to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment or in approximately equal annual installments over a period of five years following such participant’s separation from service with the Company and its subsidiaries. Mr. Williams, Ms. Robertson and Mr. Mitchell are participants in the Noble Drilling Corporation 401(k) Savings Restoration Plan, and Mr. Williams and Ms. Robertson are participants in the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan.
Potential Payments on Termination or Change of Control
Change of Control Employment Agreements
          The Company has guaranteed the performance of a change of control employment agreement entered into by a subsidiary of the Company with each person serving as a named executive officer as of December 31, 2008. These change of control employment agreements become effective upon a change of control of the Company (as described below) or a termination of employment in connection with or in anticipation of such a change of control, and remain effective for three years thereafter.
          The agreement provides that if the officer’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a diminution of responsibilities or compensation) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer will receive or be entitled to the following benefits:
•	a lump sum amount equal to the sum of (i) the prorated portion of the officer’s highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the “Highest Bonus”), (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Code Section 4980B) during the 12-month period preceding the termination of the officer’s employment, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•	a lump sum payment equal to three times the sum of the officer’s annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•	welfare benefits for an 18-month period to the officer and the officer’s family at least equal to those that would have been provided had the officer’s employment been continued. If, however, the executive becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•	a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified defined benefit retirement plan of the Company and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”);

•	in certain circumstances, an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 (the so-called Parachute Payment excise tax) of the Code, if any, had been imposed (the “Excise Tax Payment”);

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all unvested stock options granted or restricted stock awarded under the 1991 Plan and any other similar plan.
          In addition, for options to purchase shares (whether or not such options are exercisable) held by the officer, the officer shall have the right, during the 60-day period after the termination of the officer’s employment, to elect to surrender all or part of the options the officer holds in exchange for a cash payment by the Company to the officer in an amount equal to the number of shares subject to the officer’s options multiplied by the excess of (x) over (y), where (x) equals the average of the reported high and low sale price of a share in any transaction reported on the New York Stock Exchange on the date of the officer’s election and (y) equals the purchase price per share covered by the option.
          A “change of control” is defined in the agreement to mean:
•	the acquisition by any individual, entity or group of 15 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined the agreement) of the Company cease for any reason to constitute a majority of the board of directors;

•	consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•	consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
However, a “change of control” will not occur as a result of a transaction if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.
          Under the agreement, “cause” means (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially detrimental to the Company or its affiliates.
          Payments to “specified employees” under Code Section 409A may be delayed until six months after the termination of the officer’s employment.
          The agreement contains a provision on confidentiality obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of any one else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning the Company or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement may be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of the Company party to the agreement or the officer) if evidenced by a writing signed by such party.
          The agreement provides that payments thereunder do not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the officer.
          Assuming a change of control had taken place on December 31, 2008 and the employment of the named executive officer was terminated either (1) by us for reasons other than death, disability or cause or (2) by the officer for good reason, the following table sets forth the estimated amounts of payments and benefits under the agreement for each of the indicated named executive officers.

	David W.	Julie J.	Thomas L.	William E.
Payment or Benefit	Williams	Robertson	Mitchell	Turcotte
Accrued Obligations	$666,125	$578,891	$478,528	$28,625

Severance Amount	$4,207,500	$3,045,012	$2,625,012	$945,000

Welfare Benefit Continuation	$51,346	$33,512	$42,469	$40,529

Supplemental Retirement Amount	$476,208	$0	$0	$0

Excise Tax Payment	$3,916,123	$2,251,029	$1,921,004	$426,172

Outplacement Services (1)	$37,500	$27,500	$32,500	$27,500

Accelerated Vesting of Options and Restricted Shares (2) (3)	$6,180,031	$3,680,614	$3,160,726	$662,700

(1)	Represents an estimate of the costs to the Company of outplacement services for six months.

(2)	The total number of Restricted Shares held at December 31, 2008, and the aggregate value of accelerated vesting thereof at December 31, 2008 (computed by multiplying $22.09, the closing market price of the shares at December 31, 2008, by the total number of Restricted Shares held), were as follows: Mr. Williams – 279,766 shares valued at $6,180,030.94; Ms. Robertson – 166,619 shares valued at $3,680,613.71; Mr. Mitchell – 143,084 shares valued at $3,160,725.56; and Mr. Turcotte – 30,000 shares valued at $662,700.00.

(3)	The total number of unvested options held at December 31, 2008, and the aggregate value of the accelerated vesting thereof at December 31, 2008 (computed by multiplying $22.09, the closing market price of shares at December 31, 2008, by the total number of shares subject to the options and subtracting the aggregate exercise price for the options) were as follows: Mr. Williams – 103,067 shares valued at $(1,640,477.43); Ms. Robertson – 44,887 shares valued at $(788,624.69); Mr. Mitchell – 57,156 shares valued at $(907,188.14); and Mr. Turcotte – 0 shares valued at $0.
          The agreement provides that if the officer’s employment is terminated within three years after a change of control by reason of disability or death, the agreement will terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely provision of the Welfare Benefit Continuation. If the officer’s employment is terminated for cause within the three years after a change of control, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination plus the amount of any compensation previously deferred by the officer, in each case to the extent unpaid. If the officer voluntarily terminates the officer’s employment within the three years after a change of control (other than during the 30-day period following the first anniversary of a change of control), excluding a termination for good reason, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination plus the amount of any compensation previously deferred by the officer, in each case to the extent unpaid the payment of the Accrued Obligations.
The 1991 Plan
          We have granted to our named executive officers nonqualified stock options and awarded time-vested Restricted Shares and performance-vested Restricted Shares under the 1991 Plan.
     Nonqualified Stock Options
          Our nonqualified stock option agreements provide that if a termination of employment occurs after the date upon which the option first becomes exercisable and before the date that is 10 years from the date of the option grant by reason of the officer’s death, disability or retirement, then the option, including any then unvested shares all of which shall be automatically accelerated, may be exercised at any time within five years after such termination of employment but not after the expiration of the 10-year period. If a named executive officer terminated employment on December 31, 2008 due to disability, death or retirement, all the named executive officer’s then outstanding nonqualified stock options granted by us in 2007 and 2006 would have become fully exercisable. Under the plan, retirement means a termination of employment with the Company or an affiliate of the Company on a voluntary basis by a person if immediately prior to such termination of employment, the sum of the age of such person and the number of such person’s years of continuous service with the Company or one or more of its affiliates is equal to or greater than 60.
          Assuming that the named executive officer’s employment terminated on December 31, 2008 due to disability, death or retirement, the following table sets forth certain information about unexercisable options subject to accelerated vesting for the indicated named executive officers.

	Number of Shares Underlying
	Unexercisable Options
	Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	103,067	$(1,640,477.43)

Julie J. Robertson	44,887	$(788,624.69)

Thomas L. Mitchell	57,156	$(907,188.14)

William E. Turcotte	0	$0.00
     Restricted Shares
          Our time-vested Restricted Share agreements provide for the full vesting of Restricted Share awards upon the occurrence of the death or disability of the officer or a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). A “change of control” is defined in these agreements and the performance-vested Restricted Share agreements described below to mean:
•	the committee administrating the plan determines that any person or group has become the beneficial owner of more than 50 percent of the shares;

•	the Company is merged or amalgamated with or into or consolidated with another corporation and, immediately after giving effect to the merger, amalgamation or consolidation, less than 50 percent of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned in the aggregate by the shareholders of the Company immediately prior to such merger, amalgamation or consolidation, or if a record date has been set to determine the shareholders of the Company entitled to vote on such merger, amalgamation or consolidation, the shareholders of the Company as of such record date;

•	the Company either individually or in conjunction with one or more subsidiaries of the Company, sells, conveys, transfers or leases, or the subsidiaries of the Company sell, convey, transfer or lease, all or substantially all of the property of the Company and the subsidiaries of the Company, taken as a whole (either in one transaction or a series of related transactions);

•	the Company liquidates or dissolves; or

•	the first day on which a majority of the individuals who constitute the board of directors of the Company are not continuing directors (within the meaning of the plan).
          Assuming that either a change of control took place on December 31, 2008 or the named executive officer’s employment terminated on that date due to disability or death, the following table sets forth certain information about Restricted Shares subject to accelerated vesting for the indicated named executive officers.

	Number of Time-Vested
	Restricted Shares Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	94,035	$2,077,233.15

Julie J. Robertson	34,878	$770,455.02

Thomas L. Mitchell	52,423	$1,158,024.07

William E. Turcotte	30,000	$662,700.00
          Our performance-vested Restricted Share agreements provide for the vesting of 66.7 percent of the Restricted Share awards upon the occurrence of a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). Assuming that a change of control took place on December 31, 2008, the following table sets forth certain information about Restricted Shares subject to accelerated vesting for the indicated named executive officers.

	Number of Performance-Vested
	Restricted Shares Subject to	Aggregate Value of
Name	Acceleration of Vesting	Acceleration of Vesting
David W. Williams	123,883	$2,736,566.13

Julie J. Robertson	87,871	$1,941,075.85

Thomas L. Mitchell	60,471	$1,335,801.89

William E. Turcotte	0	$0.00
Separation Agreement and Release
          On May 13, 2008, Mr. Campbell resigned as Senior Vice President and General Counsel in connection with his retirement from the Company. In connection with Mr. Campbell’s departure, the Company and Mr. Campbell entered into a Separation Agreement dated as of May 13, 2008 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Campbell’s employment and all positions held by Mr. Campbell with the Company and its subsidiaries and affiliates were terminated effective May 13, 2008 (the “Separation Date”). Under the Separation Agreement, the Company paid to Mr. Campbell an amount of cash for all salary earned but unpaid through the Separation Date and for all accrued but unused vacation as of the Separation Date. In addition, the Company paid a separation payment to Mr. Campbell equal to $300,000.
          Under the terms of the Separation Agreement, Mr. Campbell released the Company and its affiliates from all claims relating to his employment with the Company or the termination of such employment and agreed that he will not, for a one year period following the Separation Date, solicit the Company’s employees. The Separation Agreement also contains covenants of Mr. Campbell regarding confidentiality of certain information and non-disparagement.
          Any vested interest held by Mr. Campbell in any retirement plan or other plan in which Mr. Campbell participated will be distributed to him in accordance with the terms of those plans and applicable law. The Separation Agreement does not terminate any right Mr. Campbell may have to indemnification under the Company’s organizational documents, applicable law or the Company’s director and officer liability insurance policy as in effect from time to time. Other than what is expressly provided for in the Separation Agreement, Mr. Campbell is not entitled to any other compensation, payments or benefits from the Company or its subsidiaries.

DIRECTOR COMPENSATION
          The compensation committee of our Board sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from compensation consulting firms and from other sources. Set forth below is a description of the compensation of our directors.
     Annual Retainers and Other Fees and Expenses.
          We pay our non-employee directors an annual retainer of $50,000 of which 20 percent is paid in shares under the Noble Corporation Equity Compensation Plan for Non-Employee Directors. Under this plan, non-employee directors may elect to receive up to all of the remaining 80% in shares or cash. Non-employee directors make elections on a quarterly basis. The number of shares to be issued under the plan in any particular quarter is generally determined using the average of the daily closing prices of the shares for the last 15 consecutive trading days of the previous quarter. No options are issuable under the plan, and there is no “exercise price” applicable to shares delivered under the plan.
          In addition, we pay our non-employee directors a Board meeting fee of $2,000. We pay each member of our audit committee a committee fee of $2,500 per meeting and each member of our other committees a committee meeting fee of $2,000 per meeting. The chair of the audit committee receives an annual retainer of $15,000, the chair of the compensation committee receives an annual retainer of $12,500 and the chair of each other standing Board committee receives an annual retainer of $10,000. We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.
     Non-Employee Director Stock Options and Restricted Shares.
          Under the 1992 Plan, each annually-determined award of a variable number of Restricted Shares or unrestricted shares is made on a date selected by the Board, or if no such date is selected by the Board, the date on which the Board action approving such award is taken. Any future award of Restricted Shares will be evidenced by a written agreement that will include such terms and conditions not inconsistent with the terms and conditions of the 1992 Plan as the Board considers appropriate in each case.
          On July 31, 2008, an award of 5,603 unrestricted shares under the 1992 Plan was made to each non-employee director serving on that date. Based on a review of market data provided by the compensation consultant, the market value of this award approximated the 75th percentile of the compensation paid to non-employee directors in the comparator groups. The grant date fair value computed in accordance with SFAS No. 123R of the 5,603 unrestricted share award was $295,500, which value was immediately recognized by the Company at the time of the award (see footnote 4 in the table below).

          The following table shows the compensation of our directors for the year ended December 31, 2008.
Director Compensation for 2008

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid in	Stock	Option	Plan	Compen-	All Other
	Cash	Awards	Awards	Compen-	sation	Compen-
Name (1)	($)(2)	($)(3)	($)(4)	sation ($)	Earnings ($)	sation ($)	Total ($)
Michael A. Cawley	$117,750	$424,329	—	—	—	$2,640	$542,719
Lawrence J. Chazen	$105,500	$424,329	—	—	—	$2,640	$532,469
Luke R. Corbett (5)	$99,000	$424,329	—	—	—	$2,640	$523,969
Julie H. Edwards	$115,500	$295,500	—	—	—	—	$411,000
Marc E. Leland	$112,250	$424,329	—	—	—	$2,640	$537,219
Jack E. Little	$111,500	$424,329	—	—	—	$2,640	$538,469
Mary P. Ricciardello	$124,500	$424,329	—	—	—	$2,640	$551,469
William A. Sears (6)	$116,685	$423,749	—	—	—	$2,320	$455,274

(1)	The total number of Restricted Shares and options to purchase shares outstanding as of December 31, 2008 under the 1992 Plan were as follows: Mr. Cawley – 2,667 shares and 77,000 options; Mr. Chazen – 2,667 shares and 18,000 options; Mr. Corbett – 2,667 shares and 58,000 options; Ms. Edwards – 0 shares and 20,000 options; Mr. Leland – 2,667 shares and 70,000 options; Mr. Little – 2,667 shares and 83,000 options; Ms. Ricciardello – 2,667 shares and 28,000 options; and Mr. Sears – 0 shares and 77,000 options.

(2)	Includes the portion of the $50,000 annual retainer paid to our directors in shares under the Noble Corporation Equity Compensation Plan for Non-Employee Directors.

(3)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123R for unrestricted shares awarded in 2008 and Restricted Shares awarded in prior years. Under the fair value recognition provisions of SFAS No. 123R, the grant date fair value of stock-based compensation is recognized as expense over the service period, which generally represents the vesting period. For the unrestricted shares awarded in 2008 to each director listed in the Director Compensation Table (other than Mr. Sears), the full SFAS No. 123R grant date fair value of $295,500 was recognized in 2008 on the date the award of unrestricted shares was made. The grant date fair value recognized in 2008 for unrestricted shares awarded to Mr. Sears totaled $260,640. Restricted Shares with a three-year vesting period were awarded in 2007 and 2006 to each director listed in the Director Compensation Table (other than Ms. Edwards). For the Restricted Shares awarded in prior years, the dollar amount recognized in 2008 in accordance with SFAS No. 123R was $128,829 for all directors (other than Mr. Sears and Ms. Edwards) and $163,109 for Mr. Sears. A description of the assumptions made in our valuation of restricted shares and stock option awards is set forth in Note 6 to our audited consolidated financial statements in the 2008 Form 10-K.

(4)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123R for options granted in 2006 that vested in 2008. No options were granted in 2008. A description of the assumptions made in our valuation of restricted shares and stock option awards is set forth in Note 6 to the our audited consolidated financial statements in the 2008 Form 10-K.

(5)	On May 12, 2009, Mr. Corbett resigned from the Board.

(6)	No compensation was paid to Mr. Sears for services performed as a director of the Company during 2008 while he served as Chairman of the Board, Chief Executive Officer and President of the Company. On February 7, 2008, the compensation committee made an award to Mr. Sears of 6,060 unrestricted shares under the 1992 Plan. Mr. Sears retired from the Board at the 2008 annual meeting.

EQUITY COMPENSATION PLAN INFORMATION
          The following table sets forth as of December 31, 2008 information regarding securities authorized for issuance under our equity compensation plans.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,553,999	$22.84	3,992,232

Equity compensation plans not approved by security holders	N/A	N/A	248,909 (1)

Total	3,553,999	$22.84	4,241,141

(1)	Consists of shares issuable under the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors.
          A description of the material features of the Noble Drilling Corporation 401(k) Savings Restoration Plan and the Noble Corporation Equity Compensation Plan for Non-Employee Directors is set forth on pages 23 and 42, respectively, of this proxy statement.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of the shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of the shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
          To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2008, our directors, officers and beneficial owners of more than 10 percent of the shares complied with all applicable Section 16(a) filing requirements except as follows: Mr. Williams filed late one report relating to a grant of restricted shares and options; Ms. Robertson filed late one report relating to a forfeiture of performance based restricted shares and a surrender of shares for taxes upon vesting of restricted shares and one report relating to a grant of restricted shares and options; Mr. Mitchell filed late one report relating to a forfeiture of performance vested restricted shares and a surrender of shares for taxes upon vesting of restricted shares and one report relating to a grant of restricted shares and options; Mr. Sears filed late one report relating to a grant of restricted shares and one report relating to a forfeiture of performance vested restricted shares; and Mr. Campbell filed late one report relating to a grant of restricted shares and options.

REPORT OF THE AUDIT COMMITTEE
To the Members of
Noble Corporation:
          The board of directors (the “Board”) of Noble Corporation (the “Company”) maintains an audit committee composed of four non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the U.S. Securities Exchange Act of 1934, as amended.
          The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board with oversight of the following:
•	integrity of the Company’s financial statements,

•	compliance by the Company with standards of business ethics and legal and regulatory requirements,

•	qualifications and independence of the Company’s independent auditors and

•	performance of the Company’s independent auditors and internal auditors.
          In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company.
          The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the Company’s independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures below and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regulating the independent auditor’s communications with the audit committee concerning independence.
          The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held 11 meetings during 2008 and met again on January 21, 2009, January 30, 2009 and February 26, 2009.
Summary
          In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

February 26, 2009	AUDIT COMMITTEE
Mary P. Ricciardello, Chair
Lawrence J. Chazen
Michael A. Cawley
Luke R. Corbett

PROPOSAL 2
APPROVAL OF AMENDED AND RESTATED 1991 PLAN
Proposal
          The Board of Directors proposes that the shareholders approve the Amended and Restated 1991 Plan which, among other things:
•	increases the number of shares that can be issued under the plan from 41,400,000 shares to 45,100,000 shares (subject to additional limits on certain types of awards described below under “Summary of the Amended and Restated 1991 Plan – Available Shares and Limits”);

•	provides for the resumption of the granting of incentive stock options;

•	adds restricted stock units and cash awards as types of awards available under the plan; and

•	establishes performance criteria and makes other changes designed to provide for the payment of qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Purpose of the Proposal
          The Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan was approved by shareholders at the 1991 annual meeting of shareholders. The plan was amended with shareholder approval in 1994, 1997, 1999 and 2002. The purpose of the plan is to assist us in attracting and retaining, as officers and key employees, persons of training, experience and ability and to provide such persons with additional performance incentives and more closely align the interests of such persons with those of our shareholders. Our Board has concluded that the number of shares currently available for awards under the plan is inadequate to permit the continued use of a long-term equity component in our compensation program and that the availability of additional types of awards such as incentive stock options, restricted stock units and cash awards will further enhance our ability to attract and retain officers and key employees. As of September 9, 2009, there were outstanding options granted under the plan covering 3,095,384 shares with a weighted exercise price of $23.95 and a weighted term remaining of 4.64 years. As of September 9, 2009, there were 2,750,320 shares outstanding as restricted stock awarded under the plan, consisting of 1,526,196 time-vested restricted shares and 1,224,124 performance-vested restricted shares (based on the maximum number of performance-vested restricted shares that can be earned). No stock appreciation rights have been granted under the plan. Only 1,523,967 shares remained available for future grants or awards under the plan as of September 9, 2009. The Amended and Restated 1991 Plan increases the number of shares that can be issued under the plan by 3,700,000 shares and adds the ability to award restricted stock units and make cash awards under the plan. Of these 3,700,000 additional shares, the maximum number of shares that may be issued as restricted stock or in settlement of awards of restricted stock units is approximately 2,500,000 shares, subject to the adjustments set forth below. The Amended and Restated 1991 Plan also specifies the maximum number of shares that may be issued with respect to any one person and that may be issued with respect to a certain type or types of awards. For more details, see “Summary of the Amended and Restated 1991 Plan – Available Shares and Limits” below.
          The Amended and Restated 1991 Plan authorizes performance awards that are intended to provide for the payment of qualified performance-based compensation within the meaning of U.S. Treasury Regulation Section 1.162-27(e). Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. Generally, qualified performance-based compensation is not subject to this $1 million deduction limitation. Shareholder approval of the Amended and Restated 1991 Plan will satisfy certain of the requirements under the Code for the payment of qualified performance-based compensation.
          The ability to grant incentive stock options under the plan expired on January 29, 2007. The Amended and Restated 1991 Plan provides for the resumption of the granting of incentive stock options. Shareholder approval of the

Amended and Restated 1991 Plan will satisfy certain of the requirements under the Code for the granting of incentive stock options.
Summary of the Amended and Restated 1991 Plan
          The following description of the Amended and Restated 1991 Plan is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 1991 Plan attached to this proxy statement as Appendix A.
          General. Under the Amended and Restated 1991 Plan, shares may be subject to grants of incentive stock options, nonqualified stock options and stock appreciation rights (“SARs”), and awards of restricted stock or restricted stock units, made to employees (including officers) of the Company and its affiliates until the shares available under the plan have been exhausted or the plan has been terminated. The Amended and Restated 1991 Plan also provides for the making of cash awards to employees (including officers) of the Company and its affiliates.
          Available Shares and Limits. The maximum number of shares that may be issued pursuant to grants or awards made under the plan is 45,100,000 shares in the aggregate. The maximum number of shares that may be issued on or after October 29, 2009 pursuant to incentive stock options is 5,200,000 shares in the aggregate (including the 1,523,967 shares available for future grants or awards under the plan as of September 9, 2009). The maximum number of shares that may be issued on or after October 29, 2009 as restricted stock or in settlement of awards of restricted stock units is 4,000,000 shares in the aggregate (including the 1,523,967 shares available for future grants or awards under the plan as of September 9, 2009), provided that such maximum number of shares will be increased (i) by the number of shares that are covered by options outstanding immediately prior to October 29, 2009 that expire or are terminated or forfeited prior to exercise on or after October 29, 2009, and (ii) by the number of shares that have been issued at any time as restricted stock that are forfeited on or after October 29, 2009. The maximum number of shares for which options and SARs may be granted, or which may be issued as restricted stock or made subject to awards of restricted stock units, to any one person during any continuous five-year period is 3,000,000 shares in the aggregate. The maximum number of shares that may be subject to all options and SARs granted to any one person during any one calendar year is 3,000,000 shares in the aggregate. The maximum number of shares that may be awarded as restricted stock or made subject to all restricted stock unit awards awarded to any one person during any one calendar year is 3,000,000 shares in the aggregate.
          Shares covered by an option that expires or terminates prior to exercise, and shares awarded as restricted stock or made subject to an award of restricted stock units that are forfeited, remain available for grants or awards under the Amended and Restated 1991 Plan. In the event of a share dividend, share split, share combination, recapitalization, merger in which the Company is the surviving corporation, reorganization or the like, appropriate adjustments will be made to the maximum number of shares available under the plan, to the maximum number of shares that may be granted or awarded under the limits set forth above, to the number of shares and option prices under then outstanding options, and to the number of shares under then outstanding awards of restricted stock units.
          Administration. The Amended and Restated 1991 Plan is administered by the compensation committee of our Board, which must consist of two or more directors, all of whom must be Non-Employee Directors as defined in Rule 16b-3 under the Exchange Act and Outside Directors within the meaning of Section 162(m) of the Code. The compensation committee makes grants of options and SARs, and awards of restricted stock, restricted stock units and cash awards, determines the terms and provisions of the respective agreements covering such grants or awards and all other decisions concerning the Amended and Restated 1991 Plan.
          Eligibility. Persons eligible to be considered for grants or awards under the Amended and Restated 1991 Plan are employees (including officers) of the Company and its affiliates. Currently, there are approximately 675 employees who the compensation committee views as eligible to receive grants or awards under the Amended and Restated 1991 Plan.
          Stock Options and SARs. During the term of the Amended and Restated 1991 Plan, the compensation committee may grant incentive stock options, nonqualified stock options or any combination thereof to any eligible employee. Options will be exercisable at such time or times, not more than 10 years from the date of grant, as may be provided by their terms. The compensation committee may, however, accelerate the time at which an option is exercisable without regard to its terms. The compensation committee may grant SARs in conjunction with all or any portion of an option. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as options. SARs entitle an optionee to receive without payment to the Company (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the related option. Payment of an SAR may be made in shares or in cash, or a combination thereof, as determined by the compensation committee.
          Option Price. Payment of the option price may be made in cash, in already owned shares or by surrender of shares with respect to which an option is being exercised, or in any combination thereof, as determined by the compensation committee. The option price for each share covered by an option will not be less than the Fair Market Value (as defined in the Amended and Restated 1991 Plan) of such share at the time such option is granted. No incentive stock option will be granted to any person who, for purposes of Section 422(b) of the Code, is treated as a more than 10 percent shareholder of his or her employer corporation or its parent or subsidiary corporation unless the option price is at least 110 percent of the Fair Market Value of the shares subject to the incentive stock option at the date of grant and such incentive stock option is not exercisable for more than five years from the date of its grant.
          Restricted Stock. The Amended and Restated 1991 Plan provides that shares may be awarded by the compensation committee as restricted stock. Restricted stock shares may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the restrictions set by the compensation committee, which may include, among other things, the achievement of specific goals, have been satisfied (the “Restricted Period”). During the Restricted Period the awardee of shares of restricted stock will be the record owner of such shares and have all the rights of a shareholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. The Amended and Restated 1991 Plan provides that the compensation committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period. If during the Restricted Period an individual’s continuous employment terminates for any reason, then subject to the compensation committee’s authority to remove restrictions, any shares of restricted stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Company.
          Restricted Stock Units. The Amended and Restated 1991 Plan provides that restricted stock units may be awarded by the compensation committee. Restricted stock units are contractual rights to receive shares in the future upon the satisfaction of the terms, conditions and restrictions specified by the compensation committee at the time of the restricted stock units are awarded. The compensation committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock units. The awardee will be entitled to receive one share for each restricted stock unit with respect to which the terms, conditions and restrictions applicable thereto have been satisfied. An award of restricted stock units may include the grant of a tandem cash dividend equivalent right or other cash distribution right. A cash dividend equivalent right or other cash distribution right is a contingent right to receive an amount in cash equal to any cash dividend or other cash distribution made by the Company during the period the restricted stock unit is outstanding.
          Cash Awards. The Amended and Restated 1991 Plan provides that cash awards may be granted by the compensation committee. A cash award will provide for the payment of a cash bonus upon the achievement of performance goals specified by the compensation committee. The compensation committee will determine the terms, conditions, restrictions and limitations that will apply to cash awards. The maximum amount that may be paid under all cash awards awarded to any one awardee during any one calendar year is $15,000,000 in the aggregate.
          Performance Awards. Restricted stock awards, restricted stock units awards and cash awards may be designated by the compensation committee as performance awards that are intended to provide for the payment of qualified performance-based compensation within the meaning of U.S. Treasury Regulation Section 1.162-27(e). The compensation payable under a performance award will be provided or paid upon the attainment of one or more preestablished, objective performance goals during a specified performance period not shorter than one year. For each performance award, the compensation committee will establish (i) the maximum amount that may be earned in the form of cash or shares, (ii) the performance goals and level of achievement, (iii) the performance period, and (iv) other terms and conditions that are not inconsistent with the plan. Prior to payment of compensation under a performance award, the compensation committee will certify the extent to which the performance goals and other criteria are achieved.

          Performance awards may contain performance measures based on one or more of the following criteria:
(a)	an amount or level of earnings or cash flow;

(b)	earnings or cash flow per share (whether on a pre-tax, after-tax, operational or other basis);

(c)	return on equity or assets;

(d)	return on capital or invested capital and other related financial measures;

(e)	cash flow or EBITDA;

(f)	revenues;

(g)	income, net income or operating income;

(h)	expenses or costs or expense levels or cost levels (absolute or per unit);

(i)	proceeds of sale or other disposition;

(j)	share price;

(k)	total shareholder return;

(l)	operating profit;

(m)	profit margin;

(n)	capital expenditures;

(o)	net borrowing, debt leverage levels, credit quality or debt ratings;

(p)	the accomplishment of mergers, acquisitions, dispositions, or similar business transactions;

(q)	net asset value per share;

(r)	economic value added;

(s)	individual business objectives;

(t)	operational downtime, efficiency or rig utilization; and/or

(u)	safety results.
          Amendment and Termination. Our Board may at any time amend, suspend or terminate the Amended and Restated 1991 Plan, except that our Board may not, without shareholder approval, amend the Amended and Restated 1991 Plan so as to (i) increase the maximum number of shares subject thereto, (ii) reduce the option price per share for shares covered by an option below the price specified in the plan, or (iii) permit the repricing of options and related SARs outstanding under the plan. Additionally, our Board may not modify, impair or cancel any outstanding option or related SAR, or the restrictions, terms or conditions applicable to outstanding restricted stock awards, restricted stock units awards or cash awards, without the consent of the holder thereof.
New Plan Benefits
          The allocation of the shares available for issuance under the Amended and Restated 1991 Plan is not currently determinable as such allocation depends upon future decisions to be made by the compensation committee of our Board, subject to applicable provisions of the plan.
          For information about equity awards made to our executives in 2008, see “Grants of Plan-Based Awards.”
Material U.S. Federal Income Tax Consequences
          The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only summary of the U.S. federal income tax consequences and such consequences may be either more or less than those described below depending upon an employee’s particular circumstances. This summary is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding penalties that may be imposed under the Code. The Amended and Restated 1991 Plan is not intended to qualify under Section 401(a) of the Code.

          Incentive Stock Options. Generally, no income will be recognized by an optionee for U.S. federal income tax purposes upon the grant or exercise of an incentive stock option. To the extent, however, that an incentive stock option is exercised more than three months (twelve months in the event of disability) after the date of termination of employment for any reason other than death, the option will be taxed in the same manner as described below for nonqualified stock options. The basis of shares transferred to an optionee upon exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after the transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the shares. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain or loss realized upon disposition will be a capital gain or loss. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, an optionee may be subject to alternative minimum tax as a result of the exercise.
          The optionee’s employer is not entitled to a deduction upon the exercise of an incentive stock option. If, however, the optionee disposes of the shares received pursuant to exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, the employer may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.
          If an optionee uses already owned shares to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan. If the shares are statutory option stock with respect to which the applicable holding period has been satisfied, or if the shares are not statutory option stock, no income will be recognized by the optionee upon the transfer of the shares in payment of the exercise price of an incentive stock option. If the shares used to pay the exercise price of an incentive stock option are statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such shares will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering such stock was exercised over the amount paid for such stock.
          Nonqualified Stock Options. No income will be recognized by an optionee for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the optionee’s employer must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the optionee’s employer with a deduction equal to the amount of ordinary income recognized by the optionee at the time of the recognition by the optionee, subject to the deduction limitations described below.
          The basis of shares transferred to an optionee pursuant to the exercise of a nonqualified stock option is the price paid for the shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for U.S. federal income tax purposes.
          If an optionee uses already owned shares to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the nonqualified stock option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock. However, if the already owned shares are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the optionee’s basis will be allocated among the shares received.
          SARs. There will be no U.S. federal income tax consequences to either the recipient or the recipient’s employer upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of the cash and the fair market value of any shares received upon the exercise. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the recipient’s income.
          Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the awardee will not recognize income for U.S. federal income tax purposes at the time of the award unless the awardee affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the awardee will be required to include in income for U.S. federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The awardee’s employer will be entitled to a deduction at the time of income recognition to the awardee in an amount equal to the amount the awardee is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the shares of restricted stock are received, the awardee will recognize ordinary income at the time of the receipt of the shares of restricted stock, and the awardee’s employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the awardee for such shares. If a Section 83(b) election is made, no additional income will be recognized by the awardee upon the lapse of restrictions on the shares of restricted stock, but, if such shares are subsequently forfeited, the awardee may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of such shares.
          Dividends paid to an awardee on shares restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the awardee subject to withholding, unless the awardee made an election under Section 83(b). Subject to the deduction limitations described below, the awardee’s employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the awardee’s income as compensation. If the awardee has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the awardee.
          If the restrictions on a restricted stock award are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the awardee will recognize ordinary income for U.S. federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The awardee’s employer will be entitled to a deduction at that time in an amount equal to the amount the awardee is required to include in income with respect to the shares, subject to the deduction limitations described below.
          Restricted Stock Units. There will be no U.S. federal income tax consequences to either the awardee or the awardee’s employer upon the award of restricted stock units. Generally, the awardee will recognize ordinary income subject to withholding upon the transfer of shares in satisfaction of the restricted stock units award in an amount equal to the fair market value of the shares so transferred. Subject to the deduction limitations described below, the awardee’s employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the awardee’s income.
          Dividend Equivalent/Cash Distribution Right. Generally, an awardee will recognize ordinary income subject to withholding upon the payment of any dividend equivalents or other cash distributions paid in relation to an award of restricted stock units in an amount equal to the cash the awardee receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the awardee’s income.

          Cash Awards. Generally, the amount paid to an awardee in cash pursuant to a cash award will be ordinary income to the awardee at the time of payment. Subject to the deduction limitations described below, the awardee’s employer generally will be entitled to a corresponding tax deduction equal to the amount of cash includible in the awardee’s income.
          Limitations on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. However, generally qualified performance-based compensation is not subject to this $1 million deduction limitation. The approval of the Amended and Restated 1991 Plan by our shareholders will satisfy certain of the requirements for the payment of qualified performance-based compensation, and the compensation committee generally intends to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 with respect to the grant and award of options, SARs, restricted stock awards, restricted stock unit awards and cash awards under the plan so that the compensation payable pursuant to such grants and awards will satisfy the requirements to be qualified performance-based compensation. However, it may not be possible in all cases to satisfy such requirements, and the compensation committee may, in its discretion, determine that in one or more cases it is in the Company’s best interests not to satisfy such requirements.
          In addition, Section 280G of the Code limits the deduction which an employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals which are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended and Restated 1991 Plan upon a change in ownership or control of the Company, an employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable, a disqualified individual receiving an excess parachute payment will be subject to a 20 percent excise tax.
          Application of Code Section 409A. Section 409A of the Code imposes an additional “20 percent plus interest” tax on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, “nonqualified deferred compensation” includes equity-based incentive programs, including certain stock options, stock appreciation rights and restricted stock unit programs. Generally, Section 409A of the Code does not apply to incentive stock options, or to nonqualified stock options and SARs granted at fair market value if no deferral is provided beyond exercise, or to shares of restricted stock.
          The benefits payable under the Amended and Restated 1991 Plan are intended to be exempt from or compliant with the requirements of Section 409A of the Code. However, if the plan or a grant or award made thereunder fails to comply in form or operation with any applicable requirement of Section 409A of the Code, an optionee or awardee may become subject to the tax imposed by Section 409A of the Code.
Recommendation
          Our Board unanimously recommends that shareholders vote FOR the approval of the Amended and Restated 1991 Plan.

OTHER MATTERS
Shareholder Proposals
          In order for a shareholder to bring business before a general meeting of shareholders, including an extraordinary general meeting or an annual general meeting, a written request must be sent to our corporate secretary not less than 60 nor more than 120 days in advance of the general meeting, or, in the case of nominations for the election of directors, not less than 90 days in advance of an annual general meeting or prior to the close of business on the seventh day following the date on which notice of an extraordinary general meeting is first given to shareholders by publication in the Swiss Official Gazette of Commerce. Requests regarding agenda items (other than nominations for the election of directors) must include the name and address of the shareholder, a clear and concise statement of the proposed agenda item, and evidence of the required shareholdings recorded in the share register. Requests for nominations for the election of directors must include the name and address of the shareholder, a representation that the shareholder is entitled to vote and intends to appear at the meeting, a description of all arrangements between the director nominee and the shareholder, other information about the director nominee required to be disclosed in the proxy statement by SEC rules, and the consent of the director nominee. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
Solicitation of Proxies
          The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained The Altman Group to aid in the solicitation of proxies for a fee of $8,500 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.
Additional Information about the Company
          You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:
•	our corporate governance guidelines;

•	the charters of each of our standing committees of the Board;

•	our code of business conduct and ethics;

•	our Articles of Association and By-laws;

•	information concerning our business and recent news releases and filings with the SEC; and

•	information concerning our board of directors and shareholder relations.
          Copies of our corporate governance guidelines, the charters of each of our standing committees of the Board and our code of business conduct and ethics are available in print upon request.

NOBLE CORPORATION

David W. Williams
Chairman, President and Chief Executive Officer
Baar, Switzerland
September 11, 2009

Appendix A
Noble Corporation 1991 Stock Option and Restricted Stock Plan
          This 1991 Stock Option and Restricted Stock Plan, made and executed by Noble Corporation, a Swiss corporation (the “Company”),
WITNESSETH THAT:
          WHEREAS, pursuant to an Agreement and Plan of Merger, Reorganization and Consolidation (as amended, the “Merger Agreement”) dated as of December 19, 2008, by and among the Company, Noble Corporation, a Cayman Islands company, and Noble Cayman Acquisition Ltd., a Cayman Islands company, on March 27, 2009, the Company assumed and became the plan sponsor of the Noble Corporation 1991 Stock Option and Restricted Stock Plan (the “1991 Plan”); and
          WHEREAS, the Company now desires to continue the 1991 Plan by amending and restating its provisions to reflect the reorganization effected by the Merger Agreement and to make certain other changes;
          NOW, THEREFORE, pursuant to the provisions of Section 15 of the 1991 Plan, and subject to the provisions of Section 14 of the Plan provisions set forth below, the 1991 Plan is hereby amended by restatement in its entirety to read as follows:
          Section 1. Purpose
          The purpose of this Plan is to assist the Company in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability and to provide such persons with additional performance incentives and more closely align the interests of such persons with those of the shareholders of the Company.
          Section 2. Definitions
          Unless the context clearly indicates otherwise, when used in this Plan:
          (a) “Affiliate” means any corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, starting with Noble and ending with the corporation or other entity that has a controlling interest in the corporation or other entity for which the Employee provides direct services. For purposes of this Affiliate definition, the term “controlling interest” has the same meaning as provided in Treasury Regulation section 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent” in each place the phrase “at least 80 percent” appears in Treasury Regulation section 1.414(c)-2(b)(2)(i).
          (b) “Agreement” means the written agreement (i) between the Company and an Optionee evidencing an Option and any SARs that relate to such Option granted by the Company and the understanding of the parties with respect thereto, or (ii) between the Company and a recipient of a Restricted Stock award, a Restricted Stock Units award, a Cash Award or a Performance Award evidencing the restrictions, terms and conditions applicable to such award and the understanding of the parties with respect thereto.
          (c) “Board” means the Board of Directors of the Company as the same may be constituted from time to time.
          (d) “Cash Award” means a Cash Award awarded under and pursuant to Section 22 of the Plan.
          (e) “Code” means the Internal Revenue Code of 1986, as amended.

          (f) “Committee” means the Committee provided for in Section 3 of the Plan as the same may be constituted from time to time.
          (g) “Company” means Noble Corporation, a Swiss corporation.
          (h) “Corporate Transaction” shall have the meaning as defined in Section 8 of the Plan.
          (i) “Disability” means the termination of an employee’s employment with the Company or an Affiliate because of a medically determinable physical or mental impairment (i) that prevents the employee from performing his employment duties in a satisfactory manner and is expected either to result in death or to last for a continuous period of not less than twelve months as determined by the Committee, or (ii) for which the employee is eligible to receive disability income benefits under a long-term disability insurance plan maintained by the Company or an Affiliate.
          (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (k) “Fair Market Value” means the fair market value per Share determined as follows: (i) if a Share is listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or (ii) if a Share is not listed or admitted to trading on any such exchange or any similar system then in use, the Fair Market Value per Share shall be the average of the closing high bid and low asked quotations as reported on an inter-dealer quotation system for such Share on the date in question, or (iii) if neither (i) nor (ii) applies, the Fair Market Value per Share shall be determined in good faith by the Committee in accordance with any applicable requirements of Section 409A or 422 of the Code.
          (l) “Immediate Family Members” means the spouse, former spouse, children (including stepchildren) or grandchildren of an individual.
          (m) “Incentive Option” means an Option that is intended to satisfy the requirements of Section 422(b) of the Code.
          (n) “Non-Employee Director” means a director of the Company who satisfies the definition thereof under Rule 16b-3 promulgated under the Exchange Act.
          (o) “Nonqualified Option” means an Option that does not qualify as a statutory stock option under Section 422 or 423 of the Code.
          (p) “Option” means an option to purchase one or more Shares granted under and pursuant to the Plan.
          (q) “Optionee” means a person who has been granted an Option and who has executed an Agreement with the Company.
          (r) “Outside Director” means a director of the Company who is an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.
          (s) “Performance Award” means any Restricted Stock award, Restricted Stock Unit award or Cash Award that has been designated at the time of award as a Performance Award in accordance with the provisions of Section 23 of the Plan.
          (t) “Plan” means the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended.
          (u) “Restricted Stock” means Shares issued or transferred pursuant to Section 20 of the Plan.

          (v) “Restricted Stock Unit” means a Restricted Stock Unit awarded under and pursuant to Section 21 of the Plan that provides for the issuance or transfer of one Share upon the satisfaction of the terms, conditions and restrictions applicable to such Restricted Stock Unit.
          (w) “Retirement” means the termination of an employee’s employment with the Company or an Affiliate for any reason (other than death, Disability or termination on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an Affiliate) on or after the date as of which the sum of such employee’s age and the number of such employee’s years of continuous service with the Company and its Affiliates (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition agreement) equals or exceeds 60.
          (x) “SARs” means stock appreciation rights granted pursuant to Section 7 of the Plan.
          (y) “Securities Act” means the Securities Act of 1933, as amended.
          (z) “Share” means one registered share of the Company, or any stock or other security hereafter issued or issuable in substitution or exchange for a Share.
          Section 3. Administration
          The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, the Compensation Committee of the Board. The Committee shall be comprised of two or more directors of the Company, each of whom shall be a Non-Employee Director and an Outside Director. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee. In making grants or awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.
          The Committee shall hold its meetings at such times and at such places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the articles of association or by laws of the Company or any resolutions of the Board.
          All questions of interpretation or application of the Plan, or of a grant or award of an Option and any SARs that relate to such Option, or of a Restricted Stock award, a Restricted Stock Units award, a Cash Award or a Performance Award, including questions of interpretation or application of an Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.
          Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of Options, (ii) the extent to which transfer restrictions shall apply to Shares issued upon exercise of Options or any SARs that relate to such Options or in settlement of awards of Restricted Stock Units, (iii) the effect of termination of employment upon the exercisability of Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) upon the exercisability of Options; (e) to accelerate, for any reason, regardless of whether the Agreement so provides, (i) the time of exercisability of any Option and SAR that relates to such Option, (ii) the time of the lapsing of restrictions on any Restricted Stock award that is not a Performance Award, (iii) the time of the lapsing of restrictions on or for the vesting or payment of any Restricted Stock Unit award or Cash Award that is not a Performance Award, provided that such acceleration does not subject the benefits payable under such Restricted Stock Units award or Cash Award to the tax imposed by Section 409A of the Code; (f) subject to Section 18 of the Plan, to amend any Agreement provided that such amendment does not (i) adversely affect the Optionee or awardee under such Agreement in a material way without the consent of such Optionee or awardee, or (ii) cause any benefit provided or payable under such Agreement that is intended to comply with or be exempt from Section 409A of the Code, or intended to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e), to fail to comply with or be exempt from Section 409A of the Code or to fail to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e), respectively; (g) to construe the respective Agreements; and (h) to exercise the powers conferred on the Committee under the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 3 shall be final and conclusive.
          Section 4. Shares Subject to the Plan
          (a) The maximum number of Shares that may be issued pursuant to grants or awards made under the Plan shall not exceed 45,100,000 Shares in the aggregate; the maximum number of Shares that may be issued on or after October 29, 2009, pursuant to Incentive Stock Options shall not exceed 5,200,000 Shares in the aggregate; the maximum number of Shares that may be issued on or after October 29, 2009, as Restricted Stock or in settlement of awards of Restricted Stock Units shall not exceed 4,000,000 Shares in the aggregate, provided that such maximum number of Shares shall be increased (i) by the number of Shares that are covered by Options outstanding immediately prior to October 29, 2009, that expire or are terminated or forfeited prior to exercise on or after October 29, 2009, and (ii) by the number of Shares that have been issued at any time as Restricted Stock that are forfeited on or after October 29, 2009; and the maximum number of Shares for which Options and SARs may be granted, which may be issued as Restricted Stock, or which may be made subject to awards of Restricted Stock Units, to any one person during any continuous five-year period shall not exceed 3,000,000 Shares in the aggregate; provided further that each such maximum number of Shares shall be increased or decreased as provided in Section 13 of the Plan. Shares available under the Plan may be unissued Shares from the Company’s authorized or conditional share capital or Shares held in treasury by the Company or one or more subsidiaries of the Company.
          (b) At any time and from time to time, the Committee, pursuant to the provisions herein set forth, may grant Options and any SARs that relate to such Options, and award Restricted Stock and Restricted Stock Units until the applicable maximum number of Shares shall be exhausted or the Plan shall be sooner terminate.
          (c) Shares subject to an Option that expires or terminates prior to exercise, and Shares that previously have been awarded as Restricted Stock or made subject to an award of Restricted Stock Units that have since been forfeited, shall remain available for issuance pursuant to grants or awards made under the Plan. No Option shall be granted and no Restricted Stock or Restricted Stock Units shall be awarded if the number of Shares for which Options have been granted, plus the number of Shares that have been awarded as Restricted Stock and the number of Shares that have been made subject to awards of Restricted Stock Units, and which pursuant to this Section are not again available for grant or award would, if such Option were granted or such Restricted Stock or Restricted Stock Units were awarded, exceed 45,100,000 (as increased or decreased as provided in Section 13 of the Plan).
          (d) No Shares tendered or surrendered in payment of the option price of an Option in accordance with the provisions of Section 11(c) of the Plan, or withheld or delivered to satisfy withholding obligations in accordance with the provisions of Section 19(c) of the Plan, shall be available after such tender, surrender, withholding or delivery for the grant of Options or the award of Restricted Stock or Restricted Stock Units pursuant to the provisions of the Plan.
          Section 5. Eligibility
          The persons who shall be eligible to receive grants of Options and any SARs that relate to such Options, and to receive Restricted Stock awards, Restricted Stock Unit awards, Cash Awards and Performance Awards, shall be the employees (including officers who are employees) of the Company or one or more of its Affiliates.

          Section 6. Grant of Options
          (a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its sole and absolute discretion, determine the number of Shares to be allotted for option to each person so selected.
          (b) Each person shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option.
          (c) Each Agreement that includes SARs in addition to an Option shall comply with the provisions of Section 7 of the Plan.
          Section 7. Grant of SARs
          The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of Section 424(h) of the Code), or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding (provided that the grant of such SAR will not subject such Option or SAR or the related Shares to the tax imposed under Section 409A of the Code). SARs shall not be granted other than in conjunction with an Option granted hereunder. SARs granted hereunder shall comply with the following conditions and also with the terms of the Agreement governing the Option in conjunction with which they are granted:
          (a) The SAR shall expire no later than the expiration of the underlying Option.
          (b) Upon the exercise of an SAR, the Optionee shall be entitled to receive payment equal to the excess of the aggregate Fair Market Value of the Shares with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in Shares, valued at their Fair Market Value on the date of exercise, or in cash, or partly in Shares and partly in cash, as determined by the Committee in its sole and absolute discretion.
          (c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable, (ii) only when the Fair Market Value of the Shares subject to the related Option exceeds the purchase price of the Shares as provided in the related Option, and (iii) only upon surrender of the related Option or any portion thereof with respect to the Shares for which the SARs are then being exercised.
          (d) Upon exercise of an SAR, a corresponding number of Shares subject to purchase under the related Option shall be canceled. Such canceled Shares shall be charged against the Shares reserved for the Plan, as provided in Section 4 of the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or awards of Restricted Stock or Restricted Stock Units hereunder.
          Section 8. Option Price
          The option price for each Share covered by an Incentive Option or a Nonqualified Option shall be equal to the Fair Market Value of such Share at the time such Option is granted. Notwithstanding the preceding, if the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, amalgamation, consolidation, acquisition of property or shares, separation, reorganization, or liquidation (any of such events being referred to herein as a “Corporate Transaction”), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption, provided, however, that in all events the requirements of Treasury Regulation section 1.424-1 (but in the case of a Nonqualified Option, without regard to the requirement described in section 1.424-1(a)(2)) shall be satisfied. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 8 and the above cited statute, regulations and rulings, or in the event of an omission in this Section 8 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.
          Section 9. Option Period and Terms of Exercise
          (a) Each Option shall be exercisable during such period of time as the Committee may specify, but in no event for longer than 10 years from the date when the Option is granted; provided, however, that:
          (i) All rights to exercise an Option and any SARs that relate to such Option shall, subject to the provisions of subsection (b) of this Section 9, terminate six months after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death, Disability or Retirement, except that, in the event of the termination of employment of the Optionee on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an Affiliate, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates.
          (ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, by reason of his death, Disability or Retirement, all rights to exercise such Option and any SARs that relate to such Option shall, subject to the provisions of subsection (b) of this Section 9, terminate five years thereafter.
          (b) In no event may an Option or any SARs that relate to such Option be exercised after the expiration of the term thereof.
          Section 10. Transferability of Options and SARs
          No Option or any SARs that relate to such Option shall be transferable, other than by will or the laws of descent and distribution, or the rules thereunder, and may be exercised during the life of the Optionee only by the Optionee, except as otherwise provided herein below. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of any Nonqualified Options and any related SARs to be granted to an Optionee to be on terms which permit transfer by such Optionee (i) by gift to the Immediate Family Members of such Optionee, partnerships whose only partners are such Optionee or the Immediate Family Members of such Optionee, limited liability companies whose only shareholders or members are such Optionee or the Immediate Family Members of such Optionee, and trusts established solely for the benefit of such Optionee or the Immediate Family Members of such Optionee, or (ii) to any other persons or entities in the discretion of the Committee; provided, that (x) the Agreement pursuant to which such Nonqualified Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10, and (y) subsequent transfers of transferred Options (and any related SARs) shall be prohibited except those made by will or the laws of descent and distribution. Following transfer, any such Options (and any related SARs) shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of the Plan, the term “Optionee” shall be deemed to refer to the transferee. The events of any termination of employment set forth in Section 9 hereof shall continue to be applied with respect to the original Optionee, following which the transferred Options (and any related SARs) shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 9.
          Section 11. Exercise of Options and SARs
          (a) During the lifetime of an Optionee, only such Optionee may exercise an Option or any SARs that relate to such Option granted to such Optionee. In the event of an Optionee’s death, any then exercisable portion of his or her Option and any SARs that relate to such Option may, within five years thereafter, or earlier date of termination of the Option, be exercised in whole or in part by the duly authorized representative of the deceased Optionee’s estate.
          (b) At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or

SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.
          (c) Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due, either (i) in cash, by certified check or cashier’s check, or (ii) in the sole and absolute discretion of the Committee, and in the accordance with any administrative guidelines or procedures that may be established by the Committee, (A) by tendering one or more already owned, nonforfeitable and unrestricted Shares having an aggregate Fair Market Value at the time of exercise equal to the total option price (or the portion thereof being paid with such Shares), or (B) by surrendering such number of the Shares with respect to which such Option is being exercised having an aggregate Fair Market Value at the time of exercise equal to the total option price (or the portion thereof being paid with such Shares), or (iii) in any combination of the forms specified in (i) or (ii) of this subsection; provided, however, that payment of the option price of an Option by means of tendering or surrendering Shares shall not be permitted when the same may cause the Company to incur or record a financial or tax loss or expense that is not acceptable to the Committee.
          (d) Notwithstanding anything contained herein to the contrary, at the request of an Optionee and to the extent permitted by applicable law, the Committee may, in its sole and absolute discretion, selectively approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the Optionee, make payment in full to the Company of the option price of the Shares then being purchased, and the Company, pursuant to an irrevocable notice in writing from the Optionee, shall make prompt delivery of the appropriate number of Shares to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier’s check.
          (e) Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to the Company.
          (f) No Share shall be issued upon exercise of an Option until full payment therefor has been made and the par value of the Share has been fully paid-up, and an Optionee shall have none of the rights of a shareholder of the Company with respect to such Share until such Share is issued to him.
          (g) Nothing herein or in any Agreement shall require the Company to issue any Shares upon exercise of an Option or SAR if such issuance would, in the opinion of counsel for the Company, constitute a violation of applicable law. Upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares), or portion thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares delivered to the Optionee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.
          Section 12. Delivery of Shares
          As promptly as may be practicable after an Option or SAR (as a result of the exercise of which the Optionee receives Shares), or a portion thereof, has been exercised as hereinabove provided, or Shares are to be issued or transferred in settlement of a Restricted Stock Units award, the Company shall make delivery of the appropriate number of Shares. In the event that an Optionee exercises both (i) an Incentive Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, and (ii) a Nonqualified Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, separately identifiable Shares shall be issued in certificate or book-entry form, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.
          Section 13. Changes in Company’s Shares and Certain Corporate Transactions
          If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares of the Company, then and in each such event:
          (a) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded under the Plan, to the end that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned and awarded;
          (b) Appropriate adjustment shall be made (i) in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and (ii) in the number of Shares then subject to each award of Restricted Stock Units previously awarded and then outstanding, to the end that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to issuance or transfer in settlement of such award.
          (c) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and other guidance promulgated thereunder, and in the case of Nonqualified Options and Restricted Stock Unit awards, any such adjustments shall in all respects satisfy the requirements of Section 409A of the Code and the Treasury regulations and other guidance promulgated thereunder.
          Except as is otherwise expressly provided herein, the issuance by the Company of shares of its capital securities of any class, or securities convertible into shares of capital securities of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options or the number of Shares then subject to outstanding awards of Restricted Stock Units. Furthermore, the presence of outstanding Options or outstanding awards of Restricted Stock Units shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, amalgamations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, demerger, conversion, amalgamation or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred shares that would rank above the Shares subject to outstanding Options or outstanding awards of Restricted Stock Units; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.
          Section 14. Effective Date
          The Plan was originally adopted on January 31, 1991, and has been amended at various times thereafter. This amendment and restatement of the Plan was adopted by the Board on July 31, 2009, and will become effective as of October 29, 2009, if at least a majority of the Shares entitled to vote at the meeting of the shareholders of Noble to be held on October 29, 2009 is present, a relative majority of the votes cast approve this amendment and restatement of the Plan, and the total votes cast on the proposal to approve this amendment and restatement of the Plan represents at least a majority of the shares entitled to vote on the proposal. If the Plan is not so approved at such meeting, then the Noble Corporation 1991 Stock Option and Restricted Stock Plan as in effect immediately prior to such meeting shall remain in effect.
          Section 15. Amendment, Suspension or Termination
          The Board may at any time amend, suspend or terminate the Plan; provided, however, that the Board may not, without approval of the shareholders of the Company, amend the Plan so as to (a) increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 13 of the Plan, (b) reduce the option price for Shares covered by Options granted hereunder below the price specified in Section 8 of the Plan, or (c) permit the “repricing” of Options and any SARs that relate to such new Options in contravention of Section 18 of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to outstanding Restricted Stock awards, Restricted Stock Units awards, Cash Awards or Performance Awards, without the consent of the holder thereof.

          Notwithstanding any provision in the Plan to the contrary, the Plan shall not be amended or terminated in such manner that would cause the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such amendment or termination that may reasonably be expected to result in such non-compliance shall be of no force or effect.
          Section 16. Requirements of Law
          Notwithstanding anything contained herein or in any Agreement to the contrary, the Company shall not be required to sell, issue or transfer or cause to be sold, issued or transferred Shares under any Option, SAR, Restricted Stock award or Restricted Stock Units award if the sale, issuance or transfer thereof would constitute a violation by the Optionee, awardee, the Company or any of its Affiliates of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale, issuance or transfer of Shares upon the exercise of an Option or SAR, the award of Restricted Stock or the settlement of a Restricted Stock Units award, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.
          Section 17. Incentive Options
          At the time an Option is granted, the Committee may, in its sole and absolute discretion, designate such Option as an Incentive Option intended to qualify under Section 422(b) of the Code; provided, however, that Incentive Options may be granted only to employees of the Company or a “parent corporation” or a “subsidiary corporation” of the Company (which terms, for the purposes of this Section 17 and any Incentive Stock Option granted under the Plan, shall have the meanings set forth in Section 424(e) and (f) of the Code, respectively). Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation (within the meaning of Section 422(b)(6) of the Code) unless the option price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to the Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant, and (b) the aggregate Fair Market Value of the Shares subject to an Incentive Option and the aggregate Fair Market Value of the shares of the Company and its parent and subsidiary corporations (or a predecessor corporation of the Company or any such parent or subsidiary corporation) subject to any other incentive stock option (within the meaning of Section 422(b) of the Code) of the Company and its parent and subsidiary corporations (or a predecessor corporation of the Company or any such parent or subsidiary corporation), that may become exercisable for the first time by any individual during any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted.
          Section 18. Modification of Options and SARs
          Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan. The Committee shall not have authority to accept the surrender or cancellation of any Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised) at any option price that is less than the option price of the Options surrendered or cancelled. Notwithstanding the foregoing provisions of this Section 18, no modification of an outstanding Option and any SARs that relate to such Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Optionee, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422(b) of the Code.
          No modification, extension or renewal authorized by this Section 18 shall be made by the Committee in such manner that would cause or result in the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such modification, extension or renewal that may reasonably be expected to result in such non-compliance shall be of no force or effect.
          Section 19. Agreement Provisions
          (a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and any SARs that relate to such Option and the transfer of Shares thereby acquired, or upon the Shares issued or transferred in settlement of an award of Restricted Stock Units) as the Committee shall deem advisable.
          (b) Each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.
          (c) Each Agreement shall contain a covenant by the Optionee or awardee, in such form as the Committee may require in its discretion, that he or she consents to and will take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy any applicable tax obligations (including but not limited to, tax withholding obligations), social security obligations and pension plan obligations. An Agreement may contain such provisions as the Committee deems appropriate to enable the Company or its Affiliates to satisfy any such obligations, including provisions permitting the Company, upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares) or the satisfaction of the conditions for the issuance or transfer of Shares in settlement of a Restricted Stock Units award, to withhold Shares otherwise issuable to the Optionee exercising the Option or SAR or to the awardee of such Restricted Stock Units award, or to accept delivery of Shares owned by the Optionee or awardee, to satisfy the applicable withholding obligations.
          (d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of Shares received upon the exercise of an Incentive Option.
          Section 20. Restricted Stock
          (a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from Shares subject hereto as provided in Section 4 of the Plan.
          (b) A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. A Restricted Stock award may be a Performance Award or an award that is not a Performance Award. Each recipient of an award of Restricted Stock shall enter into an Agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such award.
          If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a shareholder of the Company with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:
          The shares represented by this certificate have been issued pursuant to the terms of the Noble Corporation 1991 Stock Option and Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated         , 20     .
          In order to enforce the restrictions, terms and conditions that may be applicable to a person’s Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares or the issuance of such Shares in book-entry form, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement, or to enter into an escrow agreement pertaining to Shares issued in book-entry form, in such form as by the Committee shall prescribe.

          After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an award of Restricted Stock to a person, the Share certificate legend set forth above and any similar evidence of a transfer restriction applicable to a Share issued in book-entry form shall be removed with respect to the number of Shares that are no longer subject to such restrictions, terms and conditions.
          The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate, provided that no such cancellation of restrictions shall cause any Shares of Restricted Stock that were awarded as a Performance Award to fail to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e).
          (c) Without limiting the provisions of the first paragraph of subsection (b) of this Section 20, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred, assigned and delivered to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person’s death, Retirement or Disability, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith transfer, assign and deliver to the Secretary of the Company the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, assignment and delivery, if any, as may reasonably be required by the Secretary of the Company.
          (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.
          Section 21. Restricted Stock Units
          (a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, award Restricted Stock Units to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock Units. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals. A Restricted Stock Units award may be a Performance Award or an award that is not a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the person to whom such award was made shall be entitled to receive one Share as provided in the Agreement. Such person shall not be required to make any payment for a Restricted Stock Unit or for the issuance or transfer of a Share in settlement of a Restricted Stock Unit.
          (b) To the extent provided by the Committee in its sole and absolute discretion, a Restricted Stock Units award may include a tandem cash dividend equivalent right or other cash distribution right that provides for the payment, with respect to each Share that is subject to such Restricted Stock Units award (i.e., has not been issued or transferred in settlement thereof or forfeited), of an amount in cash equal to the amount of any cash dividend or other cash distribution paid by the Company with respect to a Share while such Restricted Stock Units award remains outstanding. The Committee, in its sole and absolute discretion, may provide for the amount of any such cash dividend or other cash distribution (i) to be paid directly to the awardee of such Restricted Stock Units award at the time of payment of the related cash dividend or other cash distribution, (ii) to be credited to a bookkeeping account subject to the same vesting and payment provisions that apply to such Restricted Stock Units award (with or without interest in the sole and absolute discretion of the Committee), or (iii) to be subject to such other provisions or restrictions as may be determined by the Committee in its sole and absolute discretion.
          (c) At the time of awarding Restricted Stock Units, the Committee may, in its sole and absolute discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the awarded Restricted Stock Units, including without limitation rules pertaining to the termination of employment (by reason of death, Disability, Retirement or otherwise) of the person to whom such award was made.
          Section 22. Cash Awards
          The Committee may, in its sole and absolute discretion, award Cash Awards to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive Cash Awards. A Cash Award shall provide for the payment of a cash bonus upon the achievement of specified performance goals. A Cash Award may be a Performance Award or an award that is not a Performance Award. The Committee shall specify the terms, conditions, restrictions and limitations that apply to a Cash Award (which need not be identical among the persons to whom such awards are made).
          Section 23. Performance Awards
          (a) The Options and SARs granted pursuant to the Plan are granted under terms that are designed to provide for the payment of qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e). In addition, at the time of awarding any Restricted Stock award, Restricted Stock Units award or Cash Award the Committee may, in its sole and absolute discretion, designate such award to be a Performance Award that is intended to satisfy the requirements for the payment of qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e) (such requirements the “162(m) Requirements”). The compensation payable under Performance Awards shall be provided or paid solely on account of the attainment of one or more preestablished, objective performance goals during a specified performance period that shall not be shorter than one year, and shall comply with the 162(m) Requirements.
          (b) Each Agreement embodying a Performance Award shall set forth (i) the maximum amount that may be earned thereunder in the form of cash or Shares, as applicable, (ii) the performance goal or goals and level of achievement applicable to such Performance Award, (iii) the performance period over which performance is to be measured, and (iv) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan or the 162(m) Requirements.
          (c) The performance goal or goals for a Performance Award shall be established in writing by the Committee based on one or more performance goals as set forth in this Section 23 not later than 90 days after commencement of the performance period with respect to such award, provided that the outcome of the performance in respect of the goal or goals remains substantially uncertain as of such time. At the time of the award of a Performance Award, and to the extent permitted under Section 162(m) of the Code and the Treasury regulations and other guidance promulgated thereunder, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.
          (d) The performance goal or goals to be used for the purposes of Performance Awards may be described in terms of objectives that are related to the particular eligible employee to whom the award is being made, or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which such person is employed or with respect to which such person performs services, and may consist of one or more or any combination of the following criteria: (a) an amount or level of earnings or cash flow, (b) earnings or cash flow per share (whether on a pre-tax, after-tax, operational or other basis), (c) return on equity or assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow or EBITDA, (f) revenues, (g) income, net income or operating income, (h) expenses or costs or expense levels or cost levels (absolute or per unit), (i) proceeds of sale or other disposition, (j) share price, (k) total shareholder return, (l) operating profit, (m) profit margin, (n) capital expenditures, (o) net borrowing, debt leverage levels, credit quality or debt ratings, (p) the accomplishment of mergers, acquisitions, dispositions, or similar business transactions, (q) net asset value per share, (r) economic value added, (s) individual business objectives, (t) operational downtime, efficiency or rig utilization, and/or (u) safety results. The performance goals based on these performance measures may be made relative to the performance of peers or other business entities.
          (e) Prior to the payment of any compensation pursuant to a Performance Award, the Committee shall certify in writing that the applicable performance goal or goals and other material terms of the Award have been satisfied. The Committee in its sole and absolute discretion shall have the authority to reduce, but not to increase, the amount payable in cash and the number of Shares to be granted, issued, retained or vested pursuant to a Performance Award.
          (f) Any provision of this Plan to the contrary notwithstanding, (i) the maximum number of Shares that may be subject to all Options and SARs granted to any one person during any one calendar year shall not exceed 3,000,000 in the aggregate, (ii) the maximum number of Shares that may be awarded as Restricted Stock or made subject to all Restricted Stock Units awards awarded to any one person during any one calendar year shall not exceed 3,000,000 in the aggregate, and (iii) the maximum amount that may be paid under all Cash Awards awarded to any one person during any one calendar year shall not exceed $15,000,000 in the aggregate, provided that each such maximum number of Shares shall be increased or decreased as provided in Section 13 of the Plan.
          Section 24. General
          (a) Nothing contained in the Plan or in any Agreement shall confer upon any employee the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his or her employment at any time, with or without cause.
          (b) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan, or any Option and any SARs that relate to such Option granted hereunder, or any Restricted Stock, Restricted Stock Unit, Cash Award or Performance Award awarded hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance coverage that may be in effect from time to time.
          (c) Any payment of cash or any issuance or transfer of Shares to the Optionee or the recipient of any other award awarded under the Plan, or to his or her legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any such person, as a condition precedent to such payment, to execute a release and receipt therefor in such form as the Committee shall determine.
          (d) Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.
          (e) All expenses incident to the administration of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.
          (f) Records of the Company and its Affiliates regarding a person’s period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.
          (g) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.
          (h) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

          (i) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of any other award awarded under the Plan may change, at any time and from time to time, by written notice to the other, the address that it or he or she had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and other award recipient shall specify as its and his or her address for receiving notices the address set forth in the Agreement pertaining to the Option or other award to which such notice relates.
          (j) Any person entitled to notice hereunder may waive such notice.
          (k) The Plan shall be binding upon each Optionee and each recipient of any other award awarded under the Plan, and his or her heirs, legatees, distributes, permitted transferees and legal representatives, upon the Company, its successors and assigns, and upon the Committee and its successors.
          (l) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.
          (m) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law of the United States, or the laws of Switzerland.
          (n) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.
          (o) The Plan is intended to comply with Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner that is compliant with the application of Section 409A of the Code. The benefits payable under the Plan are intended to be exempt from or compliant with the requirements of Section 409A of the Code, and neither the Company nor the Committee shall cause or permit any payment, benefit or consideration to be substituted for a benefit that is payable under the Plan if such action would result in the failure of any benefit that is subject to Section 409A of the Code to comply with the applicable requirements of Section 409A of the Code. No adjustment authorized by Section 13 or any other Section of the Plan shall be made by the Company or the Committee in such manner that would cause or result in the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A of the Code, to the extent applicable, and any such adjustment that may reasonably be expected to result in such non-compliance shall be of no force or effect.
          (p) No right or interest of an awardee under any Restricted Stock Units award, Cash Award or Performance Award may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law), and no such right or interest shall be liable for or subject to any debt, obligation or liability of such awardee.
          IN WITNESS WHEREOF, this amendment and restatement of the Noble Corporation 1991 Stock Option and Restricted Stock Plan has been executed by the Company as of this 31st day of July, 2009, to be effective as provided in Section 14 above.

NOBLE CORPORATION
By:	/s/ Julie J. Robertson
Title: Executive Vice President and Corporate Secretary

NOBLE CORPORATION
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS ON OCTOBER 29, 2009
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope to the following address, arriving no later than the close of business, Eastern time, on October 27, 2009:
•	Noble Corporation c/o The Altman Group PO Box 268 Lyndhurst, NJ 07071-9902
or, if granting a proxy to the independent representative:
•	Ms. Gemma Tuohey c/o Deacons #33-01/02 Suntec Tower Four 6 Temasek Boulevard Singapore 038986 Singapore
Please check one of the following two boxes:
☐
The signatory, revoking any proxy heretofore given in connection with the Extraordinary General Meeting described below, appoints Noble Corporation as proxy, with full powers of substitution, to represent the signatory at the Extraordinary General Meeting on October 29, 2009 and to vote all shares the signatory is entitled to vote at such Extraordinary General Meeting on all matters properly presented at the meeting.

☐
The signatory, revoking any proxy heretofore given in connection with the Extraordinary General Meeting described below, appoints the independent representative, Ms. Gemma Tuohey, Deacons (the “Independent Representative”), with full powers of substitution, to represent the signatory at the Extraordinary General Meeting on October 29, 2009 and to vote all shares the signatory is entitled to vote at such Extraordinary General Meeting on all matters properly presented at the meeting.

If you appoint either Noble Corporation or the Independent Representative to represent you at the Extraordinary General Meeting on October 29, 2009, please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not check either of the above boxes, your proxy will be granted to Noble Corporation. If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors (“FOR” proposal 2 and “FOR” each director nominee listed on the reverse side). The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Extraordinary General Meeting.
Continued on the reverse side. Must be signed and dated on the reverse side.

This Proxy Card is valid only when signed and dated.

☒ Votes must be indicated (x) in black or blue ink.

Vote on Proposals

If you do not provide specific voting instructions, your voting rights will be exercised in the manner recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” proposal 2 and “FOR” each director nominee listed below.

1.	Election of Directors:	FOR	WITHHOLD

1a.	Gordon T. Hall for the class of directors whose term will expire in 2010	☐	☐

1b.	Jon A. Marshall for the class of directors whose term will expire in 2011	☐	☐

2.	Approval of the amendment and restatement of the Noble Corporation 1991 Stock Option and Restricted Stock Plan effective as of October 29, 2009	FOR ☐	AGAINST ☐	ABSTAIN ☐
In the event of other proposals during the Extraordinary General Meeting on which voting is permissible under Swiss law, Noble Corporation or the Independent Representative, as applicable, will vote your shares in accordance with the respective recommendation of the Board of Directors.
The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date , 2009

	Shareholder sign here	Co-Owner sign here

NOBLE CORPORATION
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS ON OCTOBER 29, 2009
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope, arriving no later than the close of business, Eastern time, on October 27, 2009.
The undersigned hereby instructs the Trustee of the Noble Drilling Corporation 401(k) Savings Plan (“401(k) Plan”) to vote, as designated below, all shares of Noble Corporation that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan (“401(k) Plan Shares”) at the Extraordinary General Meeting on October 29, 2009.
Please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions, the voting rights of your 401(k) Plan Shares will be exercised in the manner recommended by the Board of Directors (“FOR” proposal 2 and “FOR” each director nominee listed on the reverse side). The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Extraordinary General Meeting.
Continued on the reverse side. Must be signed and dated on the reverse side.

This Proxy Card is valid only when signed and dated.

☒ Votes must be indicated (x) in black or blue ink.

Vote on Proposals

If you do not provide specific voting instructions, the voting rights of your 401(k) Plan Shares will be exercised in the manner recommended by the Board of Directors. The Board of Directors recommends a vote “FOR” proposal 2 and “FOR” each director nominee listed below.

1.	Election of Directors:	FOR	WITHHOLD

1a.	Gordon T. Hall for the class of directors whose term will expire in 2010	☐	☐

1b.	Jon A. Marshall for the class of directors whose term will expire in 2011	☐	☐

2.	Approval of the amendment and restatement of the Noble Corporation 1991 Stock Option and Restricted Stock Plan effective as of October 29, 2009	FOR ☐	AGAINST ☐	ABSTAIN ☐
In the event of other proposals during the Extraordinary General Meeting on which voting is permissible under Swiss law, the Trustee will vote your 401(k) Plan Shares in accordance with the respective recommendation of the Board of Directors.
The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date , 2009
401(k) Plan Participant sign here